UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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SPARTECH CORPORATION

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SPARTECH CORPORATION 120 S. Central Avenue, Suite 1700 Clayton, Missouri 63105-1705
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 11, 2010
DEAR FELLOW SHAREHOLDER:
     I cordially invite you to attend the 2010 Annual Meeting of Shareholders of Spartech Corporation to be held at 8:00 a.m. CST on Thursday, March 11, 2010, at the St. Louis Club, 7701 Forsyth Boulevard, Saint Louis, MO 63105. At the Annual Meeting, shareholders will be asked to consider proposals:
1.	To elect six directors to serve for one-year terms; and

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year; and

3.	To transact such other business as may properly come before the meeting.
     These proposals are described in detail in the accompanying Proxy Statement. Please read it carefully.
     Your vote is important. Whether or not you plan to attend the meeting, please ensure that your shares are represented at the meeting by promptly completing your proxy and returning it in the enclosed envelope.

Sincerely,

/s/ Rosemary L. Klein
Rosemary L. Klein
St. Louis, Missouri	Senior Vice President,
February 3, 2010	General Counsel and
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 11, 2010.
Copies of the enclosed Proxy Statement for the 2010 Annual Meeting and the 2009
Annual Report to Shareholders are also available on the Company’s Web site at
www.spartech.com under the “Investor Relations” tab.

OUTSTANDING SHARES AND VOTING PROCEDURES
PROPOSAL 1
BOARD OF DIRECTORS
MEETINGS
COMMITTEES
INDEPENDENCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS
CODE OF ETHICS
COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION TABLE
DIRECTOR NOMINATIONS
COMMUNICATION WITH DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009
OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2009
NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2009
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
SECURITY OWNERSHIP
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
PROPOSALS OF SHAREHOLDERS

SPARTECH CORPORATION
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 11, 2010
To Our Shareholders:
     Spartech Corporation (“the Company”) is soliciting the enclosed proxy on behalf of its Board of Directors for use at the Company’s 2010 Annual Meeting of Shareholders. This Proxy Statement and form of proxy solicited hereby are being sent or delivered to shareholders of the Company beginning on or about February 3, 2010.
     Any shareholder giving a proxy has the right to revoke it before the proxy is voted at our Annual Meeting by subsequently submitting a new proxy (including by Internet or telephone) that is received by the deadline specified on the accompanying proxy card, giving written notice of your revocation to our Secretary, or voting in person at the Annual Meeting. Execution or revocation of a proxy will not in any way affect the shareholder’s right to attend the Annual Meeting and vote in person.
     The Board of Directors selected the persons named in the accompanying proxy, who have advised the Company that they intend, if no contrary instructions are given, to vote the shares represented by all properly executed and unrevoked proxies received by them FOR the Board of Directors’ nominees for director and FOR proposal 2 as set forth in the Notice of Annual Meeting of Shareholders, and on any other matter which may come before the Annual Meeting in accordance with their best judgment.
     All expenses for the preparation and mailing of this Proxy Statement and form of proxy will be paid by the Company. In addition to solicitations by mail, a number of regular employees of the Company and BNY Mellon Shareowner Services, LLC, the Company’s transfer agent, may solicit proxies in person or by telephone, but will not be separately compensated for such solicitation services. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred by them in transmitting proxy materials to the beneficial owners of the Company’s common stock.
     A copy of the Company’s Annual Report to Shareholders for the fiscal year ended October 31, 2009 accompanies this Proxy Statement.
OUTSTANDING SHARES AND VOTING PROCEDURES
     The Board of Directors has fixed the close of business on January 15, 2010 as the record date to determine who is entitled to receive notice of and to vote at the Annual Meeting. There were 30,717,582 shares of Common Stock, $0.75 par value per share, outstanding on the record date, each entitled to one vote. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof.
     A majority of the issued and outstanding shares of common stock entitled to vote must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum.
     With respect to Proposal 1, the election of directors, because this election of directors is not a contested election, each director will be elected by the vote of the majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Under Delaware law, if an incumbent director-nominee is not elected at the Annual Meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Board’s Corporate Governance Guidelines, each director-nominee has submitted an irrevocable contingent letter of resignation that becomes effective if he or she is not elected by a majority of the votes cast by shareholders and the Board of Directors accepts the resignation. If a director-nominee is not elected by a majority of the votes cast, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board of Directors will decide whether to accept or reject the resignation and publicly disclose its decision within 90 days after the date of the Annual Meeting.
     Proposal 2, to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, requires the affirmative vote of a majority of the stock having voting power present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will therefore have the same effect as negative votes; however broker non-votes will not be counted for the purpose of determining whether the proposal has been approved.

PROPOSAL 1
ELECTION OF DIRECTORS
     The Board of Directors consists of nine directors. Prior to the 2009 Annual Meeting, the Company’s nine directors were divided into three classes, with each director holding office for a term of three years. Pursuant to an amendment to Article III, Section 1 of the Company’s Bylaw’s effective March 12, 2008, beginning with the 2009 Annual Meeting the Board is being declassified over a period of not more than three years, so that when the amendment is fully phased in the Company’s nine directors will serve for one year terms and be subject to annual election by the shareholders. The phase-in schedule is as follows:
•	At the 2009 Annual Meeting, three directors were elected for one-year terms, to succeed the three Class A directors whose terms expired in 2009.

•	At the 2010 Annual Meeting, six directors will be elected for one-year terms, to succeed the three Class B directors whose terms expire in 2010 as well as the three directors elected in 2009.

•	At the 2011 Annual Meeting, all nine directors would be elected for one-year terms, to succeed the three Class C directors whose terms expire in 2011 as well as the six directors elected in 2010; and thereafter, all directors would be elected for one-year terms.
     As such, the shareholders will elect six directors at this Annual Meeting, each to hold office until the Annual Meeting of Shareholders in 2011 and until his or her successor is duly elected and qualified. Each nominee is currently serving as a director and has consented to serve for the new term. The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the Board.
     Based on the recommendation of the Governance Committee, the Board of Directors has nominated current directors Edward J. Dineen, Victoria M. Holt, Walter J. Klein, Pamela F. Lenehan, Myles S. Odaniell, and Craig A. Wolfanger to be reelected as directors of the Company.
The Board of Directors unanimously recommends a vote
FOR the Board of Directors’ nominees (Item 1 on the Proxy Card).

BOARD OF DIRECTORS
     Listed below are the members of the Company’s Board of Directors, including the nominees for election to the Board, with certain information about each of them as of January 1, 2010 including their principal occupations for the last five years:

		Director
Name, Age	Principal Occupation and Other Directorships	Since
Ralph B. Andy, 65	Mr. Andy became Chairman of the Board of the Company on January 2, 2008. He is the Chairman and President of Pennatronics Corp., a provider of contract electronic manufacturing services, serving in such capacity since 2000. Prior to his association with Pennatronics, Mr. Andy was founder, Chairman and Chief Executive Officer of Polycom Huntsman, Inc. His term as director expires at the 2011 annual meeting.	1998

Lloyd E. Campbell, 52	Mr. Campbell is a consultant with Spencer Stuart, a global executive search firm. Prior to joining Spencer Stuart in May 2008, Mr. Campbell was a Managing Director of Rothschild, Inc. as well as a member of that firm’s Investment Banking Committee. Prior to joining Rothschild in June 2001, Mr. Campbell was a Managing Director and the Head of the Private Finance Group at Credit Suisse First Boston. Mr. Campbell also serves on the board of directors of The Guardian Life Insurance Company of America. His term as director expires at the 2011 annual meeting.	2002

Edward J. Dineen, 55	Mr. Dineen is the former Chief Operating Officer of LyondellBasell Industries, a global manufacturer of chemicals and polymers, and was a member of its Management Board until his departure in late 2009. In January 2009, LyondellBasell Industries’ U.S. operations and one of its European holding companies voluntarily filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code. Mr. Dineen held a series of senior executive positions with Lyondell from 1998 until 2009. Prior to joining Lyondell, he was with Arco Chemicals for over 20 years. He currently stands for re-election.	2006

Victoria M. Holt, 52	Ms. Holt is Senior Vice President, Glass and Fiber Glass, for PPG Industries, Inc., a global manufacturer of coatings, chemicals and glass products. Prior to joining PPG in January 2003, she was Vice President of Performance Films for Solutia Inc. Ms. Holt began her career at Solutia’s predecessor, Monsanto Company, where she held various sales, marketing, and global general management positions. She currently stands for re-election.	2005

Walter J. Klein, 63	Mr. Klein, a CPA, was Vice President, Finance for Stepan Company, a specialty chemicals company listed on the New York Stock Exchange from 1992 until his retirement in April 2002. He brings more than 20 years of industrial and financial expertise to the Board. He currently stands for re-election.	2003

		Director
Name, Age	Principal Occupation and Other Directorships	Since
Pamela F. Lenehan, 57	Ms. Lenehan has been President of Ridge Hill Consulting, LLC, a strategy consulting firm, since June 2002. From September 2001 until June 2002, she was self-employed as a private investor. From March 2000 until September 2001, Ms. Lenehan was Vice President and Chief Financial Officer of Convergent Networks, Inc. From 1995 to 2000 she was senior vice president of Oak Industries Inc. Prior to that Ms. Lenehan was a Managing Director in Credit Suisse’s Investment Banking Division and a vice president of Corporate Banking at Chase Manhattan Bank. She also serves on the boards of directors of Monotype Imaging Inc., a provider of font and imaging software for consumer electronics devices and National Mentor Holdings, a provider of services to individuals with intellectual and developmental disabilities and acquired brain injury. She currently stands for re-election.	2004

Myles S. Odaniell, 50	Mr. Odaniell became President and Chief Executive Officer and a director of the Company on January 2, 2008. From June 2003 to February 2006 he was an Executive Vice President of Chemtura Corporation (formerly Crompton Corporation), a marketer of specialty chemicals. From 1999 to 2002, Mr. Odaniell was President, Coatings and Performance Chemicals, of Cytec Industries, Inc. and President, Cytec, Latin America. He currently stands for re-election.	2008

Jackson W. Robinson, 67	Mr. Robinson was Chairman of the Board of the Company from May 2005 to January 2, 2008. He is a Partner of Brown Advisory Holdings, Inc., a full-service investment firm, and the President and Chief Investment Officer of Winslow Management Company, a separate operating group of Brown Advisory with which Winslow merged in March, 2009. Mr. Robinson is also a Director of Jupiter European Opportunities Trust PLC, a closed-end mutual fund listed on the London Stock Exchange. As well, Mr. Robinson is a Trustee and chairs the Investment Committee of Suffield Academy in Connecticut. His term as director expires at the 2011 annual meeting.	1993

Craig A. Wolfanger, 51	Mr. Wolfanger has been President and Chief Executive Officer of Raptor Partners LLC, an investment banking firm, since March 2005. Prior to that, he was an investment banker with Kidder, Peabody & Co. Incorporated, Alex. Brown & Sons Incorporated and Parker/Hunter Incorporated. He currently stands for re-election.	2001
MEETINGS
     The Board of Directors held ten (10) formal meetings during fiscal 2009. Every director attended at least 75% of the aggregate number of formal meetings of the Board and the committees on which the director served. Also, directors are invited to attend, and as a general practice, have attended in a non-voting capacity meetings of committees on which the directors do not serve.
     Pursuant to the Corporate Governance Standards of the New York Stock Exchange, the Board holds regularly scheduled executive sessions without management and at least annually schedules an executive session with only independent directors. Mr. Andy, as Chairman of the Board, presides over these sessions.
     Because the Company schedules its spring meeting of the Board of Directors in conjunction with the Annual Meeting of Shareholders, the Company’s directors are expected to and normally do attend each Annual Meeting. The 2009 Annual Meeting was attended by all of the directors then serving.

COMMITTEES
     The Board of Directors has three standing committees, Audit, Compensation and Governance. The Board has determined that all members of each of these committees are “independent” under the NYSE Corporate Governance Standards and the Company’s Director Independence Policy.
     Each of these committees has a written Charter setting forth its duties, responsibilities and authority as assigned by the full Board. Each Charter is posted in the Investor Relations/Corporate Governance section of the Company’s website, www.spartech.com.
     Audit Committee. The Audit Committee consists of Mr. Klein (Chair), Mr. Campbell and Mr. Wolfanger. It met eleven (11) times during fiscal 2009. The Audit Committee’s principal responsibilities are to appoint the independent registered public accounting firm to audit the Company’s financial statements and perform other services related to the audit, to review the scope and results of the audit with the independent registered public accounting firm, to review with management and the independent registered public accounting firm the Company’s interim and year-end operating results, to oversee the external reporting by the Company, to consider the adequacy of the internal accounting and auditing procedures of the Company, to evaluate the objectivity of the internal auditors and the independence of the independent registered public accounting firm, and to approve and review any non-audit services to be performed by the independent registered public accounting firm. The Board has determined that Mr. Klein qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission, or SEC, and he will continue in that role for the next fiscal year.
     Compensation Committee. The Compensation Committee consists of Ms. Lenehan (Chair), Mr. Dineen, Ms. Holt and Mr. Wolfanger. The Committee met nine (9) times during fiscal 2009. Its principal responsibilities are to establish, and at least annually, review the compensation package for the Chief Executive Officer; to review, make suggestions on, and approve the compensation packages for all other executive officers; to review the financial terms of any other employment arrangement providing for base salary and target bonus of more than $250,000 per year; and to approve the annual awards under the Company’s equity compensation programs.
     Governance Committee. The Governance Committee consists of Mr. Campbell (Chair), Mr. Dineen, Ms. Holt and Mr. Robinson. It met four (4) times during fiscal 2009. The Governance Committee’s principal responsibilities are to ensure that the Company is governed in an appropriate manner, to ensure that the membership of the Board continues to have a high degree of quality and independence by performing the functions generally carried on by a nominating committee and to review and make recommendations to the Board as to the appropriate amount and form of compensation for non-employee directors.
     Additionally, the Board of Directors had two additional committees during 2009, Risk Oversight and Sustainability.
     Risk Oversight Committee. The Board of Directors formed a Risk Oversight Committee during the first quarter of 2009 to assist the Board in the oversight of enterprise risk management during the downturn in the economy. The Risk Oversight Committee consisted of independent board members Mr. Klein (Chair), Mr. Andy, Ms. Lenehan and Mr. Wolfanger. The Risk Oversight Committee proactively considered the Company’s material risks in light of the downturn in the economy, provided oversight of the Company’s management of those risks and made recommendations to the Board regarding risk mitigation where appropriate. The Risk Oversight Committee was dissolved at the beginning of fiscal 2010 when the Board of Directors resumed its regular role in overseeing the Company’s enterprise risk management.
     Sustainability Committee. The Board of Directors formed a Sustainability Committee during the first quarter of 2009 to assist the Board and management in the oversight of programs, initiatives and activities in area of sustainability to enhance shareholder value. The Sustainability Committee consists of independent board members Ms. Holt (Chair) and Mr. Robinson. The primary purpose of the committee is to discharge certain of the Board’s responsibilities relating to the oversight of programs, initiatives and activities of Spartech in the areas of sustainability, technology, environment, health and safety. The functions of the Sustainability Committee are to assess and, with management, to review sustainability programs, initiatives and activities including product technology, safety of employees, providing safe and sustainable products for customers, reducing waste and energy consumption in the Company’s operations and providing community support by volunteering and contributing back to the communities where the Company conducts its business.
INDEPENDENCE
     The listing standards of the New York Stock Exchange include a set of Corporate Governance Standards applicable to NYSE listed companies. Among other things, the NYSE Corporate Governance Standards require a majority of the Board and all members of the Audit, Compensation and Governance Committees to be “independent” as defined by the NYSE.

The Board has adopted a set of Corporate Governance Guidelines setting forth certain internal governance policies and rules as well as a Director Independence Policy implementing the NYSE director independence requirements. The Corporate Governance Guidelines and Director Independence Policy are set forth in the Investor Relations/Corporate Governance section of the Company’s website at www.spartech.com.
     The Board has determined that all of the Company’s directors other than Mr. Odaniell meet all applicable independence standards and therefore qualify as “independent” directors. In the course of the Board’s determination, it considered any transactions, relationships and arrangements as required by the Company’s independence standards. In particular, with respect to each of the three most recently completed fiscal years, the Board considered for each of Mr. Dineen and Ms. Holt, the arms’ length commercial relationships between the Company and the companies which each of these Directors serves or served as an executive officer and determined that such directors are “independent” as defined by the NYSE and satisfy the director independence standards set forth in the Company’s Director Independence Policy.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During fiscal 2009, the Compensation Committee of the Board of Directors was composed of Ms. Lenehan, Mr. Dineen, Ms. Holt and Mr. Wolfanger, none of whom was or is an officer of the Company and none of whom had or has any related person transaction requiring disclosure under the rules of the Securities and Exchange Commission.
CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS
     As a matter of practice, the Company generally does not engage in material transactions with related parties; however, the Director Independence Policy requires directors to disclose to the Governance Committee any relationship or transaction with a “related person” with respect to the Company which may be required to be publicly disclosed under the rules of the Securities and Exchange Commission. The Governance Committee must then review the transaction and approve or disapprove it taking into account all relevant factors including, in the case of a director, the recommendations of the Company’s General Counsel as to whether it could affect the director’s independence. Since the beginning of fiscal 2009, there were no related-party transactions that required disclosure pursuant to SEC rules.
CODE OF ETHICS
     The Company has adopted a Code of Ethics for its Chief Executive Officer and Senior Financial Officers and has posted the Code of Ethics on its website. Any waiver or amendment to the Code of Ethics will be posted on the Company’s website. The Company also has adopted a Code of Business Conduct & Ethics for Directors, Officers and Employees. Both Codes are posted in the Investor Relations/Corporate Governance section of the Company’s website, www.spartech.com.
COMPENSATION OF DIRECTORS
     The compensation of the Company’s directors is determined by the Governance Committee subject to approval by the entire Board. The objectives for the Company’s non-employee director compensation program are to attract highly-qualified individuals to serve on the Board of Directors and align directors’ interests with the interests of shareholders. The Governance Committee reviews the program periodically to ensure that it continues to meet the objectives. To determine whether the director compensation program is competitive, the Governance Committee considers general market information on program design. The Governance Committee recommends any change it considers appropriate to the full Board of Directors for its review and approval, and includes the relevant information and data for the Board to use in its considerations.
     From January 1, 2007 through April 1, 2009, the Company paid each non-employee director, except for Mr. Andy, a base annual fee of $65,000, plus additional base annual fees of $10,000, $7,500 and $7,500 for the members (including the Chairs) of the Audit, Compensation and Governance committees, respectively. The Company also paid the Chairs of the Audit, Compensation and Governance committees additional fees of $10,000, $7,500 and $2,500 respectively. Based on the Company’s belief that attendance at meetings is expected as part of Board and committee service, the Company does not pay fees for attendance at Board or committee meetings, but it does pay or reimburse the directors’ expenses incurred in attending meetings. Effective April 1, 2009, the Board approved a temporary 10% reduction in the cash component of director compensation which continued until the beginning of fiscal 2010. These temporary reductions in compensation were part of a company-wide cost savings initiative aimed at addressing the economic downturn.
     Each non-employee director, except for Mr. Andy, also receives an annual equity award having a value of $50,000 based on the closing market price of the Company’s common stock on the date of grant.

     Mr. Andy’s Compensation. On January 2, 2008, the Board elected Mr. Andy as Chairman of the Board. In lieu of all other cash and non-cash compensation for Mr. Andy for the remainder of 2008, 2009 and 2010, the Board agreed to grant Mr. Andy a one-time award of 69,882 shares of restricted stock, which had a value of $1,000,000 based on the January 2, 2008 closing market price of the Company’s common stock. One-third of these shares vested on the first trading day in January of 2009 and one-third of these shares vested on the first trading day in January of 2010. The other one-third of the shares awarded will vest on the first trading day in January of 2011. If Mr. Andy ceases to serve as Chairman for any reason, any unvested shares will be forfeited, however, all unvested shares immediately vest in the event of a “change in control” of the Company, which is defined and described under “Potential Payments upon Termination or Change in Control,” below.
     Director Stock Ownership Policy. The Board has adopted a Director Stock Ownership Policy. This Policy requires each non-employee director to acquire, within four years after the director is first elected to the Board (or by December 2010 for current directors), and hold, until at least one year after the non-employee director leaves the Board, shares of Company common stock having an aggregate public market value of at least three times the director’s annual cash retainer for Board service. Under the current director compensation package, each director would be required to hold and retain Company common stock worth at least three times the director’s annual cash retainer. During any period of time that a director’s ownership is below this level, the director must retain ownership of 100% of any shares of Company common stock acquired by the director pursuant to the grant, vesting, payout or exercise of any stock-based compensatory award. Restricted stock counts towards calculating ownership to the extent vested, but restricted stock units and other rights to receive shares in the future do not count in calculating ownership levels. Upon specific application, the Chairman of the Governance Committee or the Chairman of the Board may grant exceptions to the guidelines in cases of serious hardship or other special circumstances. Each director’s current stock ownership is shown in the table in the section captioned “Security Ownership.”
DIRECTOR COMPENSATION TABLE
Mr. Odaniell, our President and Chief Executive Officer, receives no compensation for his service as a director. The following table discusses non-employee director compensation for fiscal 2009:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned	Stock		Non-Equity	Deferred	All Other
	or Paid in	Awards	Option	Incentive Plan	Compensation	Compensation
Name	Cash	(1)	Awards	Compensation	Earnings	(2)	Total
Ralph B. Andy	$0	$333,333	None	None	None	$7,410	$340,743
Lloyd E. Campbell	$80,042	$50,000	None	None	None	$422	$130,464
Edward J. Dineen	$75,333	$50,000	None	None	None	None	$125,333
Victoria M. Holt	$75,333	$50,000	None	None	None	$153	$125,486
Walter J. Klein	$80,042	$50,000	None	None	None	$422	$130,464
Pamela F. Lenehan	$75,333	$50,000	None	None	None	$281	$125,614
Jackson W. Robinson	$68,271	$50,000	None	None	None	$576	$118,847
Craig A. Wolfanger	$77,688	$50,000	None	None	None	$422	$128,110

(1)	The amounts reported in this column are the amounts expensed by the Company for the annual grant of restricted stock units made during 2009 and Mr. Andy’s one-time award of restricted stock in 2008. Because the restricted stock units were fully vested as of the end of the fiscal year, the amount expensed equals the grant date fair value of the shares. Mr. Andy’s award of restricted stock vests ratably over a three-year period and had a grant date fair value of $1,000,000.

(2)	The amounts reported in this column are the grant date fair values of dividend equivalents accrued pursuant to awards of restricted stock units and dividends paid on shares of unvested restricted stock. The number of dividend equivalents granted equals the total value of the dividends paid on a number of shares of common stock equal to the number of units held, divided by the closing price of the common stock on the dividend payment date. The amounts shown are based on dividend record dates occurring within fiscal 2009.
     The following table sets forth outstanding unexercised or unvested equity awards held by each non-employee director as of October 31, 2009, the Company’s fiscal year end:

	Restricted
Name	Stock	Options
Ralph B. Andy	46,588	15,000
Lloyd E. Campbell	—	15,000
Edward J. Dineen	—	—
Victoria M. Holt	—	—
Walter J. Klein	—	15,000
Pamela F. Lenehan	—	—
Jackson W. Robinson	—	15,000
Craig A. Wolfanger	—	30,000
DIRECTOR NOMINATIONS
     The Governance Committee is responsible under its Charter for identifying and selecting qualified candidates for election to the Board at each Annual Meeting of Shareholders as well as to fill any vacancies on the Board. In addition, shareholders who wish to recommend a candidate for election to the Board may submit such recommendation to the Chairman of the Board at the address set out under “Communication With Directors,” below. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received in writing not later than December 11, 2010 and not earlier than November 12, 2010 for consideration by the Governance Committee for the 2011 Annual Meeting.
     Although the Governance Committee is willing to consider candidates recommended by shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by security holders. The Committee believes that a formal policy is not necessary or appropriate because the Company has historically afforded representation on its Board to major, long-term shareholders on a case by case basis. For the past several years, the Company has not received any recommendations by shareholders for nominations to the Board.
     The Director Independence Policy requires that a person elected to the Board must qualify as an independent director if there are two or more non-independent directors already serving on the Board. The Governance Committee does not have any other specific minimum qualifications that must be met by a candidate for election to the Board of Directors in order to be considered for nomination by the Committee. In identifying and evaluating nominees for director, the Committee considers each candidate’s qualities, experience, background and skills, as well as any other factors which the candidate may be able to bring to the Board. The process is the same whether the candidate is recommended by a shareholder, another director, management or otherwise.

COMMUNICATION WITH DIRECTORS
     The Company has established procedures for shareholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the Board by mail at: Spartech Board of Directors, Attention: Ralph B. Andy, Chairman of the Board, c/o Spartech Corporation, 120 S. Central Avenue, Suite 1700, Clayton, Missouri 63105-1705. All communications made by this means will be received directly by the Chairman of the Board.
     The Company has arranged for a third-party company, The Network, to provide an Ethics Hotline for employees, security holders and other interested parties to communicate concerns involving internal controls, accounting or auditing matters directly to the Audit Committee. The Company’s Ethics Hotline phone number is 800-886-2144 (U.S. and Canada) or 770-582-5285 (International). The Ethics Hotline can also be used to communicate other concerns to the Company’s management. Concerns can be reported anonymously, if the caller chooses.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
     This section describes Spartech’s compensation program for executive officers. The discussion focuses on the compensation program in effect for the 2009 fiscal year and compensation decisions made with respect to the compensation program. We address why we believe the program is appropriate for our Company and our shareholders, and we discuss the methodology for determining appropriate and competitive levels of compensation.
     Currently, Spartech (“the Company”) has ten executive officers. These executive officers have the broadest job responsibilities and policy-making authority in the Company and are held accountable for the Company’s performance. Details of compensation for our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the three other highest paid executive officers (collectively the named executive officers or “NEOs”) can be found in the tables in the section captioned “Compensation of Executive Officers” below.
What person or group is responsible for determining the compensation levels of executive officers?
     The Compensation Committee of our Board of Directors determines compensation for the CEO. It also reviews, makes suggestions on, and approves the CEO’s recommendations for the compensation of all other executive officers. In making its decisions, the Committee reviews the performance of the Company, considers the performance of the individual executive officers, and confers with an independent compensation consultant to assess the competitive market for comparable executives.
     The Committee assesses the performance of the Company in part based on specific measures and targets established by the Committee and the Board of Directors. Committee members receive regular updates on business priorities, strategies and results during which they interact with executive officers. However, compensation decisions are not driven entirely by financial performance assessments. Committee members use their judgment and discretion in making compensation decisions that support our compensation objectives and align with our compensation principles, as discussed in more detail below.
     Management’s recommendations for fiscal 2009 compensation were determined in consultation with DolmatConnell & Partners, whom the Committee retained as its independent consultant in 2009. DolmatConnell & Partners advises the Committee on compensation matters directly relating to executive cash compensation, long-term incentives (LTI) and severance and noncompetition agreements. In particular, the Committee asked DolmatConnell & Partners to assess the competitive positioning of our compensation programs relative to an appropriate peer group and against published surveys of a large number of cross-industry companies. DolmatConnell & Partners also works for the Compensation Committee on an ongoing basis to review and assess current Company compensation relative to competitive compensation practices and compensation packages for any newly hired or promoted executive officers. Other than the services that DolmatConnell & Partners provides to the Committee, they do not otherwise provide services to the Company and receive no other compensation from the Company.
     Additionally, Towers Perrin was hired in 2009 to act as the external consultant for management and provides advice and recommendations related to proposed compensation and the design of compensation programs.
     Our CEO and certain other executive officers are involved in our executive compensation process. The CEO is responsible for reviewing the performance of his direct reports with the Committee and making recommendations to the Committee as to base salary, short-term and long-term incentive awards for such reports. The CEO also makes recommendations to the Committee on how to structure compensation programs in order to attract, motivate and retain employees. Our CFO, Senior Vice President of Human Resources and General Counsel provide certain financial information, data and input to the Committee in connection with the executive compensation process.
What are the Company’s overall management compensation principles?
     The Compensation Committee has established the following principles for compensating Company management:
Pay for performance — Compensation should reflect the performance of the Company over the last fiscal year (the short-term) as well as over a longer period. In the short-term, compensation will reflect the extent to which goals are missed, met, or exceeded, taking into consideration individual ability to influence results. In the long term, the value delivered under equity-based programs will be driven largely by the performance of our share price and total shareholder return, both intrinsically and in comparison to our peer group;

Support business strategy — Compensation programs should be aligned with business strategies focused on long-term growth and creating value for shareholders;
Pay competitively — Overall target compensation, which is compensation received when achieving expected results, should be in line with that of individuals holding comparable positions and producing similar results at peer groups and other public corporations of similar size and industry; and
Focus on a total compensation perspective — All components of pay should be considered when making compensation decisions. These components include base salary, annual incentives, long-term incentives, benefits and perquisites.
     Over time, we believe our approach will help us to develop and retain talented managers who are committed to our success and to achieving superior performance.
What are the Company’s executive compensation objectives?
     Consistent with our overall compensation principles, the Committee has established the following executive compensation objectives to help facilitate the Company’s long-term success:
Drive superior performance — Encourage leaders to achieve and exceed our performance targets, both Company-established and relative to peer groups;
Focus on long-term success — Provide a significant portion of executive officers’ compensation through programs linked to our long-term success as incentives to help maximize shareholder return; and
Attract and retain key executives — Attract and retain talented executives whose continued employment is crucial to our success and growth.
How do we determine executive pay?
     The Committee’s compensation philosophy is to target the 50th percentile in the marketplace for target total compensation, plus or minus approximately 15%. In the judgment of the Committee members, based on data provided by DolmatConnell & Partners, base salary and short-term compensation for the named executive officers were within the targeted range and consistent with our philosophy; however, the long-term incentive compensation component for fiscal 2009 trailed the targeted range due to the impact of the Company’s depressed stock price on the value of the equity awards.
     For fiscal 2009, we benchmarked all significant elements of total direct compensation –– base salary, bonus, total cash compensation, and all forms of long-term incentives –– to the competitive marketplace, and in particular to a peer group of companies. Our peer group with respect to compensation decisions made for fiscal 2009 consisted of 18 companies selected by the Committee in consultation with DolmatConnell & Partners. The Committee considered several factors, including:
•	Revenue 1/2 to 2 times our most recent fiscal year revenue;

•	Market capitalization 1/3 to 3 times our market capitalization;

•	Operation in the plastics, or another similar, related industry;

•	Generally overlapping labor market for recruiting top talent; and

•	Status as a publicly-traded, U.S.-based corporation.
     The peer group is made up of the following 18 firms:

A. Schulman, Inc.	AEP Industries, Inc.	Arch Chemicals, Inc.
BWAY Holding Company	Ferro Corporation	Georgia Gulf Corporation
H.B. Fuller Co.	Minerals Technologies, Inc.	Myers Industries, Inc.
Olin Corp.	OMNOVA Solutions, Inc.	PolyOne Corp.
Polypore International, Inc.	Rock-Tenn Co.	Rockwood Holdings, Inc.
Solutia Inc.	Tredegar Corp.	Trex Co., Inc.

     From fiscal 2008 to 2009, six peer group firms (Albermarle Corp., AptarGroup, Inc., Bemis Co., RPM International Inc., Sonoco Products Co., and The Valspar Corp.) were removed from the peer group, and seven peer group firms were added (BWAY Holding Company, Minerals Technologies Inc., Myers Industries, Inc., Olin Corp., OMNOVA Solutions, Inc., Polypore International, Inc., and Solutia Inc.). Firms that were removed no longer fit the financial criteria of the peer group and were replaced by companies that met the revenue and market capitalization criteria. The composition of this peer group will be reviewed annually.
     DolmatConnell & Partners also provided the Committee with data from broad-based, cross-industry surveys for comparative purposes as an additional resource for its 2009 executive compensation decisions. The survey data is used in conjunction with peer group data to offer a more complete set of data for benchmarking executive compensation.
What are the elements of executive compensation (what), why do we use these elements (why), how are the elements’ values determined (how determined), and if applicable, what are the mechanics of each program (program mechanics)?
     Short-Term Compensation Elements
     We believe that it is necessary to provide short-term compensation elements, because short-term incentives provide an immediate benefit paid in cash based on the achievement of business and individual results, thereby promoting the achievement of short-term goals.
Base Salary
What: Base salary is annual fixed compensation and is a standard element of compensation necessary to attract and retain talent.
Why: Base salary represents the payment for a satisfactory level of individual performance as long as the employee remains employed with the Company.
How Determined: Base salary is set at the Committee’s discretion on an annual basis, primarily based on individual factors, such as position, salary history, individual performance, an individual’s time in that position, placement within the general salary range for the position, and competitive market conditions. The Committee budgets annual increases in accordance with broader market trends. The Committee also looks at the competitive marketplace and Company performance in setting aggregate salary increases. In fiscal 2009, the base salary amount was also benchmarked for reasonableness against the 50th percentile of peer group and market survey base salary data for comparable jobs.
As recommended by management, executives received no salary increases for fiscal 2009 given the downturn in the economy. Also, in March 2009, the Committee approved temporary salary reductions for the CEO (10%) and the other NEOs (8%) as part of a company-wide cost savings initiative. Such salary reductions remained in effect for fiscal 2009 and were reinstated company-wide for fiscal 2010.
Performance-Based Bonus
What: The performance-based bonus is an annual bonus opportunity with actual payouts contingent upon Committee-approved financial and individual performance goals.
Why: A performance-based bonus focuses management on our short-term (one fiscal year) financial results in specific targeted areas determined at the beginning of each year.
How Determined: The targeted bonus is expressed as a percentage of base salary for each executive officer and is set at the Committee’s discretion. For fiscal 2009, this amount was also benchmarked against the 50th percentile of bonus data for comparable jobs and responsibilities at peer group companies and in the broader market. Performance targets at which the payout is 100%, individual objectives and payout calculations are developed in the beginning of each fiscal year and take into account the annual business plan. However, the performance targets are not necessarily the amounts in our annual business plan. The performance metrics for fiscal 2009 were adjusted EBITDA, net working capital as a percentage of sales, and individual objectives weighted 45%, 20% and 35% respectively. The Committee also approves a sliding scale for payouts above or below the target based on the perceived difficulty of achieving the targets; we design payouts above 100% to be self-funding from the increased earnings resulting from the higher performance results.
Program Mechanics: The potential payout range for fiscal 2009 for NEOs was from 0% to 200% of target, with the payout based on achievement of performance targets for each performance measure as follows:

				Adjusted EBITDA ($ in thousands)
Fiscal 2009
Performance	$80,000	$85,000	$90,000	$95,000	$100,000	$105,000	$110,000	$115,000	$120,000
Multiplier	0.00	0.50	1.00	1.17	1.33	1.50	1.67	1.83	2.00

				Net Working Capital as % of Sales
Fiscal 2009
Performance	11.0%	10.8%	10.6%	10.4%	10.2%	10.0%	9.8%	9.6%	9.4%	9.2%	9.0%
Multiplier	0.00	0.20	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00
Based on the Company’s fiscal 2009 performance of adjusted EBITDA of $89.3 million and net working capital as a percentage of sales of 11.2%, adjusted EBITDA paid out at a 0.93 multiplier and net working capital paid out at a 0 multiplier, as the Company did not meet the minimum net working capital performance threshold. The individual performance multiplier for Mr. Odaniell and the other NEOs paid out in a range of .57 to 1.55.
For purposes of the Executive Bonus Plan, adjusted EBITDA may exclude certain unusual or extraordinary items such as restructuring costs, changes in foreign currency exchange rates and the impact of significant acquisitions or divestitures. For fiscal 2009, adjusted EBITDA represented EBITDA from continuing operations excluding restructuring costs, asset impairments, foreign currency losses and certain other non-recurring charges, but included financial results for the Company’s wheels and profiles businesses that were divested at the end of the year.
     Long-Term Compensation Elements
     We believe that long-term compensation elements provide appropriate motivational tools to achieve certain long-term Company goals and align our management team closely with shareholder interests. For 2009, we employed a portfolio approach to long-term incentive compensation, including stock-settled stock appreciation rights (SSARs), time-vested restricted stock, and performance shares. Each of these three elements has different motivational objectives: SSARs drive better business performance by having value only when the stock price increases; performance shares motivate the achievement of performance goals; and time-vested restricted stock effectively facilitates the retention of top talent.
     Each year, the Committee approves a target dollar amount based on management’s recommendations and by benchmarking to industry/peer group data provided by management and by our compensation consultant; this amount is then allocated among the various compensation elements. For 2009, we designed our long-term incentive mix to balance SSARs, time-vested restricted stock, and performance shares at roughly 40%, 30%, and 30%, respectively, of each individual’s total targeted long-term incentive compensation. The Committee considers the link to shareholder return, accounting expense, retention value to executives, and impact on dilution when determining percentage allocations to the three vehicles.
     Executive officers participate in our long-term compensation programs based on their ability to make a significant contribution to the Company’s financial performance, their level of responsibility, their ability to meet performance objectives, and their leadership potential.

Stock-Settled Stock Appreciation Rights (SSARs)
What: SSARs are grants which, upon exercise, give the holder the right to receive the net appreciation in market value of a specified number of shares of our common stock over a base price. Under our plans, the base price may not be less than the closing stock price on the grant date. Upon exercise, the net appreciation over the base price is settled in an equivalent number of common shares valued on the exercise date. SSARs are similar to stock options but result in fewer shares outstanding because only a net number of shares are issued.
Why: SSARs motivate executives to drive long-term increases (up to 10 years) in common stock market price, because if the stock price does not increase, the award has no value.
How Determined: The number of SSARs issued is based on the approved target dollar amount of SSARs to be awarded, divided by the value of one SSAR, which we determined to be the Black-Scholes value of an equivalent stock option on the grant date.
Program Mechanics: For fiscal 2009, the number of SSARs issued to each executive officer represented approximately 40% of the total target value of all LTI awards to that executive. The specific terms of the fiscal 2009 SSAR awards are described under “Compensation of Executive Officers,” below.
Time-Vested Restricted Stock
What: Time-vested restricted stock is Company common stock which cannot be sold or transferred during the vesting period.
Why: Time-vested restricted stock facilitates retention by providing guaranteed in-the-money value, unlike SSARs or options. In addition, time-vested restricted stock provides immediate alignment with shareholders through current stock ownership. The value of current stock ownership may rise or fall and therefore can be more effective and provide a more immediate retention tool than the possibility of long-term future rewards.
How Determined: The number of shares of time-vested restricted stock issued is based on the approved target dollar amount of restricted stock to be awarded, divided by the value of one share of time-vested restricted stock, which we assume is equal to the closing stock price on the grant date.
Program Mechanics: For fiscal 2009, the number of shares of time-vested restricted stock issued to each executive officer represented approximately 30% of the total target value of all LTI awards to that executive. The specific terms of the fiscal 2009 restricted stock awards are described under “Compensation of Executive Officers,” below.
Performance Shares
What: Performance shares are units that are convertible into shares of Company common stock based on 3-year total shareholder return of the Company, at a level set by the Committee relative to the peer group.
Why: Performance shares are designed to promote and reward superior longer-term (3-year) Company performance.
How Determined: The number of performance shares issued is based on the approved target dollar amount of performance shares to be awarded, divided by the value of one performance share. Because the value of a performance share is not directly related to current stock price, we have the unit value of the performance share awards determined by independent valuation. For fiscal 2009, we engaged Deloitte & Touche to perform this valuation.
Program Mechanics: The performance standard we selected for performance share awards issued in fiscal 2009 was our “total return to shareholders” over the 2009, 2010 and 2011 fiscal years, compared to the total return over the same period to shareholders of our 18-firm performance group. The value of the award can exceed the target value if Company performance over that period exceeds that of other companies in the specified performance group; if Company performance over that period lags that of the companies in the performance group, the award value decreases or can become zero. The composition of the performance group was reviewed during fiscal 2009 and firms that no longer fit the financial criteria of the performance group were replaced by companies that met the revenue and market capitalization criteria.
For fiscal 2009, the number of performance shares awarded to each executive officer represented approximately 30% of the total target value of all LTI awards to that executive. The specific terms of the fiscal 2009 performance share awards, including the method of calculating “total return to shareholders” and the eventual payout amount for these awards, are described in more detail under “Compensation of Executive Officers,” below.

     Benefit Plans
     We offer benefit plans to our executive officers as a competitive measure in order to attract and retain top talent.
401(k), Life Insurance, and Medical Benefits
All Company employees, including the executive officers, are eligible to participate in 401(k), life insurance, and medical benefits plans. The terms of such benefits for our executive officers are the same as those for all Company employees. In line with the Company’s cost saving initiatives, the Company-match to the 401(k) plan was temporarily suspended during fiscal 2009.
Deferred Compensation
Executive officers and certain key managers participate in the Company’s deferred compensation plan.
What: Deferred compensation consists of annual defined contributions into a non-qualified executive retirement plan.
Why: This provides high-level employees with a partial substitute for our lack of a defined benefit retirement plan and contribution limits on 401(k) Plan contributions. We have no defined benefit plan, and we wish to remain competitive in the industry by providing a retention tool and retirement benefit without incurring the significant costs of a supplemental executive retirement plan or a traditional pension plan.
How Determined: The Committee reviews the plan in conjunction with its compensation consultant as a component of the total compensation program. Under the deferred compensation program, we credit 10% of the cash compensation of each participating executive officer for the preceding calendar year, up to $30,000, to a deferred compensation account for the executive officer. We select the funds in the portfolio, but the executive officer selects the funds in which to invest. Subject to specified vesting requirements, the value of an executive’s account is paid out upon termination of the executive’s employment.
Program Mechanics: More information about the Deferred Compensation Plan and the NEOs’ accounts is provided under “Compensation of Executive Officers,” below.
     Perquisites
     We offer certain perquisites to our executive officers as a competitive measure in order to attract and retain top talent.
Auto Allowance
What: The auto allowance is a monthly allowance provided to select executive officers for the costs associated with maintaining an automobile. Additional information on those executive officers receiving this benefit can be found in footnote 8 to the Summary Compensation Table.
Why: An auto allowance had historically been provided to executives and the Committee decided not to eliminate this benefit for officers currently receiving this allowance, but decided not to provide it for any officers hired after January 2008.
How Determined: For a car allowance, we set the amount to approximate the average total cost of financing, maintaining and operating an automobile reasonably appropriate to the executive’s position.
Program Mechanics: For fiscal 2009, the car allowance was $850/month and the business use of the car was reimbursable at a rate equal to 50% of the standard IRS mileage rate. Our CEO does not receive a car allowance.
Medicare Tax Gross-Up
What: The Medicare tax gross-up is a cash payment that is equal to the 1.45% Medicare Tax on deferred compensation contributions.
Why: It preserves the full value of non-cash employee benefits and helps the executive officer avoid having to make out-of-pocket cash payments for non-cash benefits.

How Determined: The Committee reviews the gross-up in conjunction with its compensation consultant as a component of the total compensation program. The actual gross-up is determined via mathematical formula that calculates the percentage that will be grossed up to the executive officer based on the tax rate.
Program Mechanics: Because all executive officers already pay the maximum Social Security tax, the 1.45% Medicare tax is the only tax for which we make this payment.
     Severance and Noncompetition Agreements
What: Severance and noncompetition agreements are designed to protect the Company and provide transitional compensation to executive officers in the event of certain termination events.
Why: They provide security for executive officers against sudden or arbitrary termination and help promote retention of high performing individuals. They also assist in recruiting and retaining key employees by providing competitive arrangements.
How Determined: The provisions of each agreement are determined by analysis of peer group and market trends and practices and are set at competitive levels with industry practice.
Program Mechanics: We have entered into severance and noncompetition agreements to provide compensation to eligible executives whose employment is terminated involuntarily under certain circumstances. Our plans or LTI awards may also provide payments or benefits in the event of the termination of employment or a change in control of the Company. The financial terms of these agreements as well as other provisions effective upon severance or a Change in Control are discussed in detail under “Potential Payments upon Termination or Change in Control,” below.
How do our decisions regarding each element affect decisions regarding the other elements?
     The Committee considers total cash and equity compensation when setting the compensation of executive officers. In doing so, the Committee considers the retention value of the long-term equity currently held by the executive officer and the impact that retirement or voluntary termination would have on the executive officer. Based on this review, the Committee may decide to adjust one or more elements of an executive officer’s total compensation. The Committee aims to provide competitive total direct compensation and assesses an executive officer’s total compensation package when looking at the executive officer’s competitive standing relative to the market. The Committee considers the link to shareholder return, accounting expense, retention value to executives, and impact on dilution when setting the compensation of executive officers.
     Additionally, the Committee seeks to provide a competitive compensation mix, with discretion depending on factors deemed relevant to the Committee, such as individual performance, internal equity, historical pay practices, scope of role, etc. Certain compensation decisions may specifically affect other elements of compensation. For example, because potential bonus payouts and deferred compensation allocations are based on the executive officer’s base salary, increases in base salary also increase the amount of potential bonus payouts and deferred compensation contributions for which executives are eligible. Additionally, for 2009 we employed a portfolio approach to long-term incentive compensation, including SSARs, time-vested restricted stock, and performance shares. Each of the three tools provides different motivational attributes that we believe appropriately motivates and retains top talent.
What were the results of the decisions made with regard to executive compensation for fiscal 2009?
     Based upon the recommendation of management, the Committee considered and took certain actions in fiscal 2009 to address the steep downturn in the economy. First, executive officers received no salary increases for fiscal 2009. Also, in March 2009, a temporary salary reduction was implemented for the CEO (10%) and other NEOs (8%), consistent with the temporary 8% employee-wide salary reductions that were implemented for the Company. The temporary salary reductions were as follows: Mr. Odaniell from $650,000 to $585,000; Mr. Martin from $356,000 to $327,520; Mr. Ploeger from $356,000 to $327,520; Mr. Marcum from $290,000 to $266,800 and Ms. Mann from $275,000 to $253,000. The temporary salary reductions remained in effect until the beginning of fiscal 2010. In addition, the Company-match to the 401(k) plan was temporarily suspended during fiscal 2009 for all employees, including the CEO and other NEOs. Lastly, no contributions were made to the Company’s nonqualified deferred compensation plan for the 2009 fiscal year.
     The Committee approved target bonus levels for fiscal 2009 that were at the same percentage levels of salary as target bonuses for fiscal 2008. The Committee determined that the performance targets for the 2009 bonus were aggressive given the steep downturn in the economy.

     Based on the Company’s achievement of the performance metrics for the fiscal 2009 Executive Bonus Plan, adjusted EBITDA paid out at a 0.93 multiplier and net working capital paid out at a 0 multiplier, as the Company did not meet the minimum net working capital performance threshold. The individual performance multiplier for the CEO and other NEOs paid out in a range of .57 to 1.55. The chart below provides the target bonus and actual bonus amounts paid based upon these financial and individual achievements:

Executive	Target Bonus	Actual Bonus
Myles S. Odaniell	$520,000	$500,000
Randy C. Martin	$213,600	$159,880
Steven J. Ploeger	$213,600	$155,608
Michael L. Marcum	$174,000	$107,619
Janet E. Mann	$110,000	$81,235
     The Committee approved long-term incentive awards for fiscal year 2009, employing a similar mix of instruments including SSARs, time-vested restricted stock, and performance shares, weighted 40%, 30% 30% respectively. Effective January 27, 2009, the Committee approved the following grants to the executive officers pursuant to the Company’s LTI Plan:

	Restricted Shares	SSARs	Performance Shares
Myles S. Odaniell	48,750	107,250	39,000
Randy C. Martin	16,250	35,750	13,000
Steven J. Ploeger	16,250	35,750	13,000
Michael L. Marcum	10,875	23,925	8,700
Janet E. Mann	9,300	20,460	7,440
     The Committee determined that these compensation decisions are aligned with shareholder interests and are intended to motivate and retain the executive officers.
     The Committee reviewed and DolmatConnell & Partners made recommendations to the Committee to update the peer group previously used in fiscal 2008. The Committee ultimately approved a 18-company peer group of plastics or chemical industry firms of generally similar size compared to the Company, to be used for both benchmarking and performance share plan purposes during fiscal 2009. From 2008 to 2009, six peer group firms were removed from the peer group and seven peer group firms were added to better fit the appropriate financial criteria used for selection, due to the Committee’s assessment that these firms were in an overlapping labor market for recruiting top talent and were appropriate comparator firms. Compensation analyses used this 18-company peer group during 2009, and the performance group used for fiscal 2009 performance share awards was the same as the 18-company compensation peer group. The composition of this peer group will continue to be reviewed annually.
What decisions did the Committee make with regard to CEO Compensation in fiscal 2009?
     Mr. Odaniell received no salary increase for fiscal 2009. In addition, Mr. Odaniell’s base salary was temporarily reduced 10% from $650,000 to $585,000 in March 2009 as part of company-wide cost savings initiatives. The temporary reduction remained in effect until the beginning of fiscal 2010.
     Mr. Odaniell’s target bonus remained at 80% of his base salary. His target bonus is based on the following metrics: 45% on adjusted EBITDA, 20% on net working capital and 35% on his individual objectives. Mr. Odaniell’s individual objectives for fiscal 2009 were developed by the Committee at the beginning of the fiscal year and Mr. Odaniell’s performance against these individual objectives was assessed by the Committee at the end of the fiscal year. These objectives included leading overall execution of Company’s financial turnaround in 2009; achieving targeted debt pay-

down levels for fiscal 2009; providing individual leadership to the Company’s safety program and providing individual leadership to development of a company-wide sustainability initiative.
     Mr. Odaniell also received long-term equity awards with a total target value of $514,763, consisting of $158,498 in SSARs (priced at the Black-Scholes value on the grant date), $197,925 in time-vested restricted stock (priced at the NYSE closing price of the common stock on the grant date), and $158,340 in performance shares (priced at the independently appraised value on the grant date), all on the same vesting schedule and other terms provided in our standard award forms.
     Mr. Odaniell’s severance and noncompetition agreement provides that in the event of his termination without cause, he would be entitled to 24 months of salary continuation and payment of two times his average annual bonus awarded for the three fiscal years ended prior to termination; however, if the termination were to occur within 24 months of a change in control, Mr. Odaniell would receive an additional six months of salary continuation and an additional one-half times his average annual bonus. The other terms of his severance agreement are generally consistent with the severance agreements previously entered into by our other NEOs as described under “Potential Payments Upon Termination or Change in Control,” below.
Does the Company have stock ownership guidelines for executive officers and directors?
     We have adopted stock ownership guidelines for both our executive officers and our directors. We believe it is important to align the interests of executive officers and directors with the interests of shareholders. The stock ownership guidelines for executive officers apply to all executive officers and all vice presidents of our principal operating divisions. To be in compliance with the guidelines, a covered officer must acquire and maintain ownership of Company common stock having an aggregate value at least equal to the specified multiple of the officer’s base salary:

Chief Executive Officer	3.0 x base salary
Executive Vice Presidents	2.0 x base salary
Other Vice Presidents	1.0 x base salary
     During any period of time that a covered officer’s ownership is below the applicable guideline, the officer must retain ownership of at least 50% of any net shares of Company common stock acquired by the officer pursuant to the vesting, payout or exercise of any stock-based compensatory award granted after the approval of the guidelines. For this purpose, “net” means after subtracting any shares sold or surrendered to pay taxes or to pay any required exercise price. Shares owned by the officer or members of the officer’s immediate family and shares held for the benefit of the officer under an employee benefit or retirement plan are counted towards attaining the required investment level. Restricted stock also counts towards calculating ownership levels. Stock options and SSARs do not count in calculating ownership levels, and performance shares or other performance-based awards also do not count unless all performance periods have closed and all performance conditions have been satisfied. Upon specific application, the Compensation Committee or its Chair may grant exceptions to the guidelines in cases of serious hardship or upon a satisfactory showing that the applicant has met the guidelines through acquisitions of common stock since the last valuation date. No exceptions to the guidelines were granted during fiscal 2009.
     The stock ownership guidelines for our directors require them to hold a number of common shares for the tenure of their service. Directors must hold a number of shares with a minimum aggregate market value equal to three times the director’s annual cash retainer for Board service. Directors must reach and hold the ownership guidelines within four years after being elected to the Board. These guidelines are generally consistent with practices in our peer group and the broader market, and we believe they have traditionally worked well to align director and shareholder interests.
What are the tax and accounting considerations that factor into decisions regarding executive compensation?
     We consider tax and accounting implications in determining all elements of our compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to its NEOs (other than qualified performance-based compensation) exceeding $1 million. The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and attempts to structure compensation such that it is deductible whenever possible. For example, our annual bonus program is intended to satisfy the requirements of Section 162(m). However, the Committee also exercises its discretion to award compensation that does not meet the requirements of Section 162(m) when it considers it in the best interests of the Company to do so. The Committee has exercised this discretion, for example, when making stock awards without any performance-based conditions. The Committee believes that in some instances it is in the best interests of stockholders to grant stock awards without performance-based conditions, such as time-vested restricted stock, in order to recruit and retain key executives.

     When establishing executive compensation, the Compensation Committee considers its impact for financial reporting purposes. In particular, the Committee considers the impact on current and future periods of all equity compensation that it approves.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee reviewed and discussed with management the above section captioned “Compensation Discussion and Analysis.” Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2009 Annual Report on Form 10-K.

/s/ Pamela F. Lenehan	/s/ Edward J. Dineen	/s/ Victoria M. Holt	/s/ Craig A. Wolfanger
Pamela F. Lenehan	Edward J. Dineen	Victoria M. Holt	Craig A. Wolfanger
(Committee Chair)

COMPENSATION OF EXECUTIVE OFFICERS
     The following tables and discussion provide information about compensation of the Company’s Chief Executive Officer, its Chief Financial Officer and its three other most highly compensated executive officers.
Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
Name and						Non-Equity	Deferred
Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position (1)	Year	Salary (2)	Bonus (3)	Awards (4)	Awards (5)	Compensation (6)	Earnings (7)	Compensation (8)	Total
Myles S. Odaniell President and CEO	2009	$610,000	$0	$312,872	$159,767	$500,000	None	$37,456	$1,620,095
	2008	$545,000	$0	$240,608	$104,379	$198,250	None	$495,305	$1,583,542
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Randy C. Martin	2009	$338,474	$0	$179,537	$162,684	$159,880	None	$44,452	$885,027
Executive Vice	2008	$417,873	$0	$167,331	$219,253	$58,050	None	$57,200	$919,987
President –	2007	$486,346	$0	$64,061	$220,525	$26,076	None	$47,927	$845,215
Corporate Development and Chief Financial Officer

Steven J. Ploeger	2009	$338,474	$0	$176,572	$161,482	$155,608	None	$44,964	$877,100
Executive Vice	2008	$350,462	$0	$163,688	$212,030	$48,060	None	$65,269	$839,789
President – Custom	2007	$333,962	$0	$61,025	$181,369	$17,467	None	$51,706	$645,809
Sheet and Rollstock

Michael L. Marcum	2009	$269,569	$0	$100,131	$7,761	$107,619	None	$43,785	$528,865
Senior Vice	2008	$256,969	$0	$233,060	$148,824	$33,750	None	$47,448	$720,331
President – Color	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
& Specialty Compounds (9)

							Change in
							Pension Value
							and
							Nonqualified
Name and						Non-Equity	Deferred
Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position (1)	Year	Salary (2)	Bonus (3)	Awards (4)	Awards (5)	Compensation (6)	Earnings (7)	Compensation (8)	Total
Janet E. Mann	2009	$261,462	$0	$37,071	$19,199	$81,235	None	$137,774	$536,741
Senior Vice	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
President -	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Marketing, Technology, & Commercial Development

Notes to Summary Compensation Table:
(1)	In January 2008, Myles S. Odaniell became the Company’s President and Chief Executive Officer. Randy C. Martin served as President and Chief Executive Officer on an interim basis from July 2007 until Mr. Odaniell’s appointment. Michael L. Marcum was not a NEO during fiscal 2007. Janet E. Mann joined the Company as its Senior Vice President of Marketing, Technology and Commercial Development in June 2008.

(2)	Given the downturn in the economy, neither Mr. Odaniell nor the other NEOs received salary increases for fiscal 2009. Also, in March 2009, temporary base salary reductions for Mr. Odaniell (10%) and the other NEOs (8%) were implemented as part of a company-wide cost savings initiative. The temporary base salary reductions were as follows: Mr. Odaniell, from $650,000 to $585,000; Mr. Martin from $356,000 to $327,520; Mr. Ploeger from $356,000 to $327,520; Mr. Marcum from $290,000 to $266,800; and Ms. Mann from $275,000 to $253,000. The temporary reductions remained in effect until the beginning of fiscal 2010.

(3)	Performance-based bonuses paid under the Company’s Executive Bonus Plan are reflected in the column captioned “Non-Equity Incentive Plan Compensation.”

(4)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal years ended October 31, 2009, November 1, 2008 and November 3, 2007, for restricted stock and performance share awards. Assumptions used in the calculation of these amounts are included in Note 8, Stock-Based Compensation, to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

(5)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal years ended October 31, 2009, November 1, 2008 and November 3, 2007, for stock option and stock-settled stock appreciation right awards.

(6)	The amounts shown in this column reflect cash awards payable to NEOs under the Company’s Executive Bonus Plan, based on the Company’s achievement of specified performance goals set annually by the Compensation Committee. Under the Executive Bonus Plan, for each fiscal year the Committee establishes in advance:
(i)	A target award for each officer, based on a specified percentage of the officer’s base salary: the target percentages for 2009 were 80% for Mr. Odaniell, 60% for Mr. Martin and Mr. Ploeger, and, 40% for Mr. Marcum and Ms. Mann.

(ii)	One or more quantitative company-wide performance measures, and the weighting of each: the measures for 2009 were adjusted EBITDA (45% weighting), net working capital as a percentage of sales (20% weighting) and individual objectives (35% weighting).

(iii)	A target amount for each performance measure, at which the payout is 100%, and a sliding scale above and below the target providing for greater or lesser payouts, with a maximum of 200% of the target and a minimum of zero, depending on the extent to which Company performance exceeds or falls short of the target. For fiscal 2009, the scales used for payouts related to each performance measure were as follows:
Adjusted EBITDA ($ in thousands)

Fiscal 2009 Performance	$80,000	$85,000	$90,000	$95,000	$100,000	$105,000	$110,000	$115,000	$120,000
Multiplier	0.00	0.50	1.00	1.17	1.33	1.50	1.67	1.83	2.00
Net Working Capital as % of Sales

Fiscal 2009 Performance	11.0%	10.8%	10.6%	10.4%	10.2%	10.0%	9.8%	9.6%	9.4%	9.2%	9.0%
Multiplier	0.00	0.20	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00
Based on the Company’s fiscal 2009 performance of adjusted EBITDA of $89.3 million and net working capital as a percentage of sales of 11.2%, adjusted EBITDA paid out at a 0.93 multiplier and net working capital paid out at a 0 multiplier, as the Company did not meet the minimum net working capital performance threshold. The individual performance multiplier for Mr. Odaniell and the other NEOs paid out in a range of .57 to 1.55.

For purposes of the Executive Bonus Plan, adjusted EBITDA may exclude certain unusual or extraordinary items such as restructuring costs, changes in foreign currency exchange rates and the impact of significant acquisitions or divestitures. For fiscal 2009, adjusted EBITDA represented EBITDA from continuing operations excluding restructuring costs, asset impairments, foreign currency losses and certain other non-recurring charges, but included financial results for the Company’s wheels and profiles businesses that were divested at the end of the year.
(7)	The Company does not have a pension plan. Earnings credited to participants’ accounts under the Company’s Deferred Compensation Plan are not guaranteed but are based on actual market results, as explained in connection with the table captioned “Nonqualified Deferred Compensation,” below.

(8)	The amounts shown in this column consist of the following:

Other Compensation Table

		Company
		Contributions to
		Nonqualified
		Deferred	Matching	Dividends on
		Compensation Plan	Contributions to	Unvested Restricted			Automobile	Total All Other
Name	Year	(a)	401(k) Plan (b)	Stock (c)	Tax Gross-Ups (d)	Relocation (e)	Allowance (f)	Compen-sation
Myles S. Odaniell	2009	$30,000	$3,000	$4,368	$88	$0	$0	$37,456
	2008	$0	$7,750	$16,162	$0	$471,393	$0	$495,305
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Randy C. Martin	2009	$30,000	$1,643	$2,168	$441	$0	$10,200	$44,452
	2008	$30,000	$7,750	$8,022	$371	$0	$11,057	$57,200
	2007	$30,000	$7,750	$2,678	$307	$0	$7,192	$47,927

Steven J. Ploeger	2009	$30,000	$2,170	$2,153	$441	$0	$10,200	$44,964
	2008	$30,000	$7,793	$7,966	$334	$0	$19,176	$65,269
	2007	$30,000	$8,260	$2,570	$332	$0	$10,544	$51,706

Michael L. Marcum	2009	$30,000	$2,023	$1,322	$240	$0	$10,200	$43,785
	2008	$24,937	$3,150	$4,891	$197	$0	$14,273	$47,448
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Janet E. Mann	2009	$16,622	$2,538	$968	$49	$117,597	$0	$137,774
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(a)	Contributions to the deferred compensation plan are intended to be a partial substitute for the Company’s lack of a defined benefit retirement plan and to address the limits on permitted 401(k) plan contributions. The Company credits each participant’s account with an amount equal to 10% of the participant’s cash compensation for the preceding calendar year with a maximum contribution of $30,000. Further information about the Plan is provided in the table captioned “Nonqualified Deferred Compensation for fiscal 2009,” below, and related notes.

(b)	For all employees participating in the Company’s 401(k) plan, the Company contributes an amount equal to 50% of employee contributions, up to a maximum of 3% of eligible compensation. The Company temporarily suspended its matching contributions to the 401(k) plan for a portion of fiscal 2009 as part of a company-wide cost savings initiative aimed at addressing the economic downturn.

(c)	Dividends on unvested restricted stock are treated as ordinary income and reported on the NEO’s W-2, and the NEO is responsible for paying all applicable taxes on this amount. The amount of unvested restricted stock held by each NEO is disclosed in the table captioned “Outstanding Equity Awards at October 31, 2009.” The amount reported is based on dividend record dates occurring during fiscal 2009.

(d)	For non-cash elements of compensation which are subject to the 1.45% Medicare tax, including Company contributions to deferred compensation accounts, the Company pays this tax on behalf of the employee, and the amount of compensation is grossed up each calendar year for the taxes paid.

(e)	The Company paid for certain expenses associated with Ms. Mann’s relocation to St. Louis, MO.

(f)	The amounts in this column represent an automobile allowance which is provided to certain NEOs along with other key managers and sales persons. The amount of the automobile allowance is included as compensation on the W-2 of the NEO who receives this benefit, and the NEO is responsible for paying all applicable taxes on this amount.

(9)	Mr. Marcum was promoted to his current position in December 2008 and his salary was increased from $250,000 to $290,000 to reflect his increased responsibilities.
GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009
     The following table sets forth information regarding plan-based awards granted to our NEOs for fiscal 2009. The four types of plan-based awards granted in fiscal 2009 are as follows:
Executive Bonus Plan
     Awards under the Executive Bonus Plan are paid in cash. The criteria and method for determining the threshold, target and maximum amounts for 2009 are described in footnote 6 to the Summary Compensation Table.
Performance Shares
     Performance shares are units convertible into shares of Company common stock at a specified conversion ratio, subject to the Company’s achievement of specified performance goals during a three-year performance period. The conversion ratio is variable, and will increase or decrease to the extent the Company’s performance exceeds or falls short of the designated goals. The recipient must be employed by the Company during the entire performance period to receive the award. For the performance share awards approved in January 2009, the performance goals are based on the Company’s total shareholder return over a specified performance period corresponding to the Company’s 2009, 2010 and 2011 fiscal years, compared to the total shareholder return over the same period for each of the companies in a performance group consisting of the following 18 public companies in the plastics or related industries:

AEP Industries, Inc.	Albemarle Corp.	AptarGroup, Inc.
Arch Chemicals, Inc.	Bemis Company	Ferro Corporation
Georgia Gulf Corporation	Greif, Inc.	H.B. Fuller Co.
PolyOne Corp.	Rock-Tenn Co.	Rockwood Holdings, Inc.
RPM INTL, Inc.	Schulman Inc.	Sunoco Products Co.
Tredegar Corp.	Trex Co., Inc.	Valspar Corp.
     The award agreements define total shareholder return for a company (whether the Company or a performance group company) as (a) the sum of (i) cash dividends paid by the company over the performance period, plus (ii) the company’s average stock price over each trading day in the Company’s 2011 fiscal year, minus (iii) the company’s average stock price over each trading day in Company’s 2008 fiscal year, divided by (b) the company’s average stock price over each trading day in Company’s 2008 fiscal year. The payout ratios range from a threshold of 0.5 shares per unit if the Company’s total shareholder return exceeds that of at least 30% of the companies in the performance group to a maximum of 2.0 shares per unit if the Company’s total shareholder return exceeds that of 100% of the companies in the performance group. The target payout of 1.0 share per unit requires the Company’s total shareholder return to exceed that of at least 50% of the companies in the performance group. If the Company’s total shareholder return does not exceed that of at least 30% of the companies in the performance group, the payout is zero. The Company engaged Deloitte & Touche as its independent valuation consultants to determine the unit value of the performance share awards (which will be expensed for financial accounting purposes ratably over the performance period); the number of performance shares granted to each participant was based on the target dollar value divided by the appraised unit value. The performance share awards also provide for the number of performance shares to be increased to reflect the value of dividends paid during the performance period; however, because these additional amounts cannot be determined in advance they are not reflected in the table.
Restricted Stock

     Restricted stock consists of Company common stock issued subject to conditions which prohibit sale or transfer of the stock during a prescribed vesting period, during which time the holder has the right to vote and receive dividends on the shares. The restricted stock awards vest at the rate of 25% per year from the date of grant. With certain exceptions, unvested shares are forfeited if the holder leaves the Company. In January 2009, the Committee awarded approximately 40% of the total dollar value of each participant’s target compensation under the LTI Program in the form of restricted stock. For purposes of the awards, the unit value of the restricted stock was the closing price of the stock on the grant date (which is equal to the Company’s expense for financial accounting purposes); the number of shares granted to each participant was based on the total award value divided by the unit value.
SSARs
     A stock-settled stock appreciation right, or SSAR, is economically equivalent to a stock option for the same number of shares, but it requires no cash to exercise and results in fewer shares issued by the Company. It gives the holder the right, upon exercise of the SSAR, to receive the net appreciation in value of a specified number of shares of Company common stock over a base price, which must be at least equal to the fair market value of the underlying shares on the grant date. Upon exercise the value of the award is payable to the holder in shares of Company common stock. Like a stock option, if the stock price does not appreciate during the award term, the award has no value. The SSARs become exercisable at the rate of 25% per year from the date of grant, and once exercisable, they may be exercised at the holder’s discretion for the remainder of their term, which is ten years; however, with certain exceptions they terminate if the holder leaves the Company. In January 2009, the Committee awarded approximately 30% of the total dollar value of each participant’s target compensation under the LTI Program in the form of SSARs. For purposes of the awards, the unit value of the SSARs was calculated under the Black-Scholes method (which is the same method used by management to calculate the Company’s expense for financial accounting purposes); the number of SSARs granted to each participant was based on the total award value divided by the unit value.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009

										All Other Option
									All Other Stock	Awards: Number of	Exercise or Base	Grant Date Fair
						Estimated Future Payouts Under			Awards: Number of	Securities	Price of Option	Value of Stock and
			Estimated Possible Payouts Under			Equity Incentive Plan Awards			Shares of Stock or	Underlying Options	Awards (per share)	Option Awards
Name	Type of Award	Grant Date (1)	Non-Equity Incentive Plan Awards (2)			(shares) (3)			Units (4)	(5)	(5)	(4)(5)(6)

			Threshold	Target	Maximum	Threshold	Target	Maximum

Myles S. Odaniell	Performance-Based
	Bonus		$0	$520,000	$1,040,000
	Performance Shares	1/27/2009				19,500	39,000	78,000				$136,890
	Restricted Stock	1/27/2009							48,750			$197,925
	SSARs	1/27/2009								107,250	$4.06	$185,543

Randy C. Martin	Performance-Based
	Bonus		$0	$213,600	$427,200
	Performance Shares	1/27/2009				6,500	13,000	26,000				$45,630
	Restricted Stock	1/27/2009							16,250			$65,975
	SSARs	1/27/2009								35,750	$4.06	$61,848

Steven J. Ploeger	Performance-Based
	Bonus		$0	$213,600	$427,200
	Performance Shares	1/27/2009				6,500	13,000	26,000				$45,630
	Restricted Stock	1/27/2009							16,250			$65,975
	SSARs	1/27/2009								35,750	$4.06	$61,848

Michael L. Marcum	Performance-Based
	Bonus		$0	$174,000	$348,000
	Performance Shares	1/27/2009				4,350	8,700	17,400				$30,537
	Restricted Stock	1/27/2009							10,875			$44,153
	SSARs	1/27/2009								23,925	$4.06	$41,390

Janet E. Mann	Performance-Based
	Bonus		$0	$110,000	$220,000
	Performance Shares	1/27/2009				3,720	7,440	14,880				$26,114
	Restricted Stock	1/27/2009							9,300			$37,758
	SSARs	1/27/2009								20,460	$4.06	$35,396

Notes to Grants of Plan-Based Awards Table:
(1)	The Company’s policy is generally to grant equity awards effective on the date the Compensation Committee approves such awards.

(2)	The amounts shown in this column reflect the ranges of cash awards that potentially could have been paid to NEOs under the Company’s Executive Bonus Plan for fiscal 2009, based on the Company’s achievement of the specific performance goals set by the Compensation Committee in December 2008. Because these goals were measured with respect to the 2009 fiscal year, the actual payout was determined as of the end of fiscal 2009 and is reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” above.

(3)	The amounts shown in this column reflect the threshold, target and maximum numbers of shares that could potentially be issued to the NEOs upon payout of the performance shares issued under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the Compensation Discussion and Analysis section and the narrative preceding this table. The actual number of shares that will be paid out at the end of the performance period, if any, will be based upon the Company’s achievement of specific performance measures and if its performance is below a specified minimum level, then no shares will be issued.

(4)	The amounts shown in these columns are the numbers and grant date values of shares of restricted stock issued to the NEOs under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the Compensation Discussion and Analysis section and the narrative preceding this table.

(5)	The amounts shown in these columns are the numbers and grant date values of SSARs issued to the NEOs under the Company’s Long-Term Equity Incentive Plan, which is described in detail in the Compensation Discussion and Analysis section and the narrative preceding this table.

(6)	For purposes of this column, the grant date values of the performance share awards are based on the target payout of 1.0 share per unit.

OUTSTANDING EQUITY AWARDS AT OCTOBER 31, 2009

								Stock Awards
		Option/SSAR Awards					Restricted Stock Awards		Performance Shares
									Equity
									Incentive
								Market	Plan Awards:
							Number	Value of	Number of	Equity Incentive
		Number of	Number of				of Shares	Shares	Unearned	Plan Awards: Market or
		Securities	Securities			Unrealized	or Units	or Units	Shares, Units	Payout Value of
		Underlying	Underlying			Value	of Stock	of Stock	or Other	Unearned
		Unexercised	Unexercised			of	That	That	Rights That	Shares, Units
		Options -	Options -	Option	Option	Exercisable	Have Not	Have Not	Have Not	or Other Rights
		Exercisable	Unexercisable	Exercise	Expiration	Options	Vested	Vested	Vested	That Have Not
Name, Type of Award	Grant Date	(1)	(1)	Price	Date	(2)	(3)	(3)	(4)	Vested (4)
Myles S. Odaniell

Restricted Stock	1/2/2008						32,760	$313,513
SSAR	1/2/2008	27,650	82,950	$14.31	1/1/2018	$0
Performance Shares	2/1/2008								19,900	$190,443
Restricted Stock	1/27/2009						48,750	$466,538
SSAR	1/27/2009	0	107,250	$4.06	1/26/2019	$0
Performance Shares	1/27/2009								36,270	$347,104

Randy C. Martin

Stock Option	12/6/2000	22,500	0	$11.19	12/5/2010	$0
Stock Option	12/6/2001	25,000	0	$21.10	12/5/2011	$0
Stock Option	12/12/2002	30,000	0	$18.08	12/11/2012	$0
Stock Option	12/11/2003	30,000	0	$21.90	12/10/2013	$0
Stock Option	12/10/2004	36,000	0	$26.02	12/9/2014	$0
Stock Option	12/19/2005	22,500	7,500	$21.19	12/18/2015	$0
Restricted Stock	12/15/2006						2,480	$23,734
SSAR	12/15/2006	8,850	8,850	$26.41	12/14/2016	$0
Restricted Stock	12/19/2007						13,470	$128,908
SSAR	12/19/2007	10,525	31,575	$13.53	12/18/2017	$0
Performance Shares	2/1/2008								7,600	$72,732
Restricted Stock	1/27/2009						16,250	$155,513
SSAR	1/27/2009	0	35,750	$4.06	1/26/2019	$0
Performance Shares	1/27/2009								12,090	$115,701

Steven J. Ploeger

Stock Option	12/6/2000	10,500	0	$11.19	12/5/2010	$0
Stock Option	12/6/2001	7,100	0	$21.10	12/5/2011	$0
Stock Option	12/12/2002	7,500	0	$18.08	12/11/2012	$0
Stock Option	12/11/2003	9,000	0	$21.90	12/10/2013	$0
Stock Option	12/10/2004	36,000	0	$26.02	12/9/2014	$0
Stock Option	12/19/2005	22,500	7,500	$21.19	12/18/2015	$0
Restricted Stock	12/15/2006						2,380	$22,777
SSAR	12/15/2006	8,600	8,600	$26.41	12/14/2016	$0
Restricted Stock	12/19/2007						13,470	$128,908
SSAR	12/19/2007	10,525	31,575	$13.53	12/18/2017	$0
Performance Shares	2/1/2008								7,600	$72,732
Restricted Stock	1/27/2009						16,250	$155,513
SSAR	1/27/2009	0	35,750	$4.06	1/26/2019	$0

								Stock Awards
		Option/SSAR Awards					Restricted Stock Awards		Performance Shares
									Equity
									Incentive
								Market	Plan Awards:
							Number	Value of	Number of	Equity Incentive
		Number of	Number of				of Shares	Shares	Unearned	Plan Awards: Market or
		Securities	Securities			Unrealized	or Units	or Units	Shares, Units	Payout Value of
		Underlying	Underlying			Value	of Stock	of Stock	or Other	Unearned
		Unexercised	Unexercised			of	That	That	Rights That	Shares, Units
		Options-	Options-	Option	Option	Exercisable	Have Not	Have Not	Have Not	or Other Rights
		Exercisable	Unexercisable	Exercise	Expiration	Options-	Vested	Vested	Vested	That Have Not
Name, Type of Award	Grant Date	(1)	(1)	Price	Date	(2)	(3)	(3)	(4)	Vested (4)
Performance Shares	1/27/2009								12,090	$115,701

Michael L. Marcum

Restricted Stock	12/15/2006						680	$6,508
SSAR	12/15/2006	2,350	2,350		12/14/2016	$0
Restricted Stock	12/19/2007						9,150	$87,566
SSAR	12/19/2007	7,025	21,075		12/18/2017	$0
Performance Shares	2/1/2008								5,100	$48,807
Restricted Stock	1/27/2009						10,875	$104,074
SSAR	1/27/2009	0	23,925	$4.06	1/26/2019	$0
Performance Shares	1/27/2009								8,091	$77,431

Janet E. Mann

Restricted Stock	6/16/2008						7,260	$69,478
SSAR	6/16/2008	3,925	11,755	$10.37	6/15/2018	$0
Restricted Stock	1/27/2009						9,300	$89,001
SSAR	1/27/2009	0	20,460	$4.06	1/26/2019	$0
Performance Shares	1/27/2009								6,919	$66,217

Notes to Outstanding Equity Awards Table:
(1)	These securities consist of options and SSARs. All options and SSARs vest 25% on each of the first four anniversaries of the grant date, except that vesting is accelerated in the event of the death or disability of the officer or a change in control of the Company, as defined in the award agreement.

(2)	The unrealized value of exercisable options and SSARs is based on the difference between the exercise price and the Company’s closing stock price of $9.57 on October 30, 2009, the last trading day in the Company’s 2009 fiscal year, multiplied by the number of options and SSARs exercisable at that date.

(3)	The shares reported in these columns consist of the unvested portion of restricted stock awards. All awards of restricted stock to Company employees vest 25% on each of the first four anniversaries of the grant date, except that vesting is accelerated in the event of the death or disability of the officer or a change in control of the Company, as defined in the award agreement. The dollar value shown is based on the Company’s closing stock price of $9.57 on October 30, 2009, the last trading day in the Company’s 2009 fiscal year.

(4)	The awards reported in these columns consist of performance share awards whose performance period is the Company’s 2008-2010 and 2009-2011 fiscal years. The dollar value shown is based on the Company’s October 30, 2009 closing stock price of $9.57. Although the actual number of shares issuable on payout of the award cannot yet be determined, the number of shares shown for the 2008-2010 performance shares is based on the threshold performance goals, and the number of shares shown for the 2009-2011 performance shares is based on a .93x payout factor. If the performance period had ended at the end of fiscal 2009, the performance criteria to that point for the 2008-2010 performance shares would have resulted in no payout of shares, and the performance criteria to that point for the 2009-2011 performance shares would have resulted in a .93x payout. For more information about the performance criteria please refer to the discussion of performance shares under “Grants of Plan-Based Awards For Fiscal 2009” above, and to the Compensation Discussion & Analysis section.
OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2009

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired	Value Realized
Name	Exercise	on Exercise	on Vesting	on Vesting
Myles S. Odaniell	None	None	10,920	$65,629
Randy C. Martin	None	None	5,730	$34,437
Steven J. Ploeger	None	None	5,680	$34,137
Michael L. Marcum	None	None	3,390	$20,374
Janet E. Mann	None	None	2,420	$23,643

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2009

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
Name	Last FY	Last FY (1)	in Last FY (2)	Distributions	at Last FYE (3)
Myles S. Odaniell	None	$30,000	$10,494	None	$40,494
Randy C. Martin	None	$30,000	$43,095	None	$236,098
Steven J. Ploeger	None	$30,000	$36,910	None	$226,074
Michael L. Marcum	None	$30,000	$108	None	$74,795
Janet E. Mann	None	$16,622	$5,160	None	$21,782

Notes to Nonqualified Deferred Compensation Table
(1)	The Company credits amounts to participants’ accounts equivalent to cash contributions, as described below. These amounts are also reported in the All Other Compensation column of the Summary Compensation Table.

(2)	These amounts are not included in the Summary Compensation Table because the earnings are credited at a market rate of return, as described below.

(3)	The balance shown includes both vested and non-vested amounts. These amounts include the following amounts that were reported in the Summary Compensation Table as compensation for the current and previous fiscal years: Mr. Odaniell ($30,000), Mr. Martin ($90,000), Mr. Ploeger ($90,000), Mr. Marcum ($54,937) and Ms. Mann ($16,622).
     The Company maintains a nonqualified deferred compensation plan for the NEOs and certain other key managers of the Company. Contributions to the deferred compensation plan are intended to be a partial substitute for the Company’s lack of a defined benefit retirement plan and to address the limits on permitted 401(k) plan contributions. The Company credits each participant’s account with an amount equal to 10% of the participant’s cash compensation for the preceding calendar year, with a maximum annual credit of $30,000.
     The Company increases or decreases each participant’s account balance by an amount equal to the gains or losses, respectively, on a hypothetical portfolio of investment funds equal in value to the participant’s account. The investment funds, and the percentage of the participant’s account invested in each fund, are chosen by the participant from among a list of 20 possible investment funds selected by the Company that provided returns ranging from 0.24% to 38.46% for fiscal 2009. The Company does not guarantee participants a return on their account balances.
     The Company does not actually fund participants’ accounts before payout, and the accounts therefore represent only the Company’s unsecured promise to pay the value of the account to the participants in the events described above. However, the Company maintains policies of life insurance on the participants having a cash surrender value approximately equal to the aggregate values of the participants’ accounts, in order to offset the Company’s obligation to pay out participants’ accounts upon termination.
     Each year’s contribution vests ratably over a four-year period; however, the entire account becomes fully vested upon the participant’s death, disability, retirement or a change in control of the Company. Upon termination of the participant’s employment, other than for cause, the participant is entitled to receive the vested balance in his or her account. Accounts of certain employees who are considered “key employees” under the deferred compensation rules under Internal Revenue Code Section 409A may not be distributed for six months after the employee’s separation from service.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
     The information below reflects the amount of compensation payable to each of the Company’s NEOs in the event of termination of the executive officer’s employment with or without cause and upon a change in control of the Company, pursuant to the terms of their respective agreements and awards in effect as of October 31, 2009, the last day of our 2009 fiscal year. Any payment that would be made to a NEO under nondiscriminatory plans or policies applicable to employees generally, such as death and disability benefits, medical and life insurance benefits, and payment of accrued vacation, are not included below.
     The payments and amounts shown assume termination effective as of October 31, 2009, and in the case of stock-related compensation are valued based on the closing price of the Company’s stock on October 30, 2009, the last trading day before that date; however, the actual amounts to be paid out would be determinable only at the time of each executive officer’s termination.
Termination
     Generally, if the employment of a NEO terminates, regardless of the reason, the officer is entitled to payment of salary to the termination date, but any bonus for an uncompleted performance period is forfeited.
     The NEOs are parties to severance and noncompetition agreements or plans, and hold various options or awards, which provide for payments to be made, or for benefits to be increased or accelerated, in varying amounts depending on the circumstances of the termination of the officer’s employment. The following sections describe the application of these agreements, plans and awards in the event of termination under various circumstances.
     However, if the employment of a NEO is terminated by the Company for Cause, the officer is generally not entitled to any severance payments, and all equity awards and Deferred Compensation Plan benefits are forfeited, all as described more fully below. The term “Cause” is specifically defined in each severance and noncompetition agreement, award or plan, and may be defined differently in different documents, but generally includes such things as:
•	Being charged with commission of a felony (provided that if the charges are dropped or the officer is acquitted following termination, the officer shall be entitled to severance);

•	Willful fraud or other dishonesty;

•	Gross misconduct or other conduct materially injurious to the Company, including the willful or grossly negligent failure to comply with the lawful instructions of the Board or the officer’s supervisor;

•	Failure to comply with the Company’s Code of Business Conduct & Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers, or Insider Trading Policy; or

•	Failure to cooperate with the Company in any internal, governmental or regulatory investigation.
Severance and Noncompetition Agreements
     Each NEO has entered into a Severance and Noncompetition Agreement with the Company in a form approved by the Compensation Committee. These agreements provide that if the officer’s employment is terminated by the Company without Cause, or if the officer resigns for Good Reason, as those terms are defined in the agreements, the officer is entitled to the following severance payments:
•	In the case of Mr. Odaniell, a payment equal to the sum of (i) 24 months’ base salary, at the highest rate paid in the preceding three years, plus (ii) two times his average annual bonus awarded in the preceding three fiscal years, and

•	In the case of all other NEOs, a payment equal to the sum of (i) 12 months’ base salary, at the highest rate paid in the preceding three fiscal years, plus (ii) the average annual bonus paid in the preceding three fiscal years.
Pursuant to the agreements, severance payments to the NEOs are not grossed up for any “golden parachute” tax payable as a result of the severance payments. In the case of the Chief Executive Officer, an additional six months’ base salary and an additional one-half times his average annual bonus in the preceding three fiscal years is to be paid if employment is terminated within 24 months after a change in control of the Company. In the case of the other NEOs, an additional six months’ base salary is to be paid if employment is terminated within 24 months after a change in control of the Company.
     “Good Reason” is defined in these agreements as:
•	One or more reductions in the officer’s base salary amounting to 10% or more; however, reductions which are consistent with any across-the-board reductions in Company pay generally are not counted unless a change in control has occurred;

•	A change of more than 50 miles in the officer’s required office location, or after a change in control, a relocation of the Company’s corporate office by more than 50 miles; or

•	One or more other actions by the Company which collectively amount to a constructive discharge of the officer under applicable law.
Deferred Compensation Plan
     The Company’s Nonqualified Deferred Compensation Plan for officers and other managerial employees provides that contributions to a participant’s account are subject to forfeiture upon termination of employment; provided, however, that each contribution will cease to be subject to forfeiture at the rate of 25% on each of the first four annual anniversaries of the date the contribution is made.
     If the officer’s employment terminates due to death or disability, or once the officer reaches retirement age (i.e., age plus service equal to at least 65), or in the event of a change in control of the Company, the officer is entitled to receive 100% of the value of his or her account in the Plan.
     In the event of termination of employment for Cause, the participant’s account is cancelled and forfeited, regardless of the participant’s age, and whether or not a change in control has occurred.
Stock Options and SSARs
     The terms of the Company’s equity awards are the same for officers as for all other employees. The effect of a termination of employment on an officer’s stock options and SSARs depends on the terms of the particular award and the reason for termination.
Resignation or Termination by the Company for Cause. Generally, if an officer voluntarily resigns or if the officer’s employment is terminated for Cause, as defined in the award document, any options and SSARs are forfeited and may not be exercised; provided, however, that for SSARs issued after May 2008, an officer who voluntarily resigns will have up to 60 days after his or her resignation to exercise any vested SSARs.
Termination by the Company Without Cause. If an officer’s employment is terminated by the Company without Cause, no further vesting will occur but the option or SSAR will remain exercisable for one year (or three months in the case of tax-qualified incentive stock options), but not later than the original expiration date.
Death or Disability. If an officer’s employment is terminated by reason of the officer’s death or disability, the officer’s options or SSARs will become fully vested and will remain exercisable for one year (or three months in the case of tax-qualified incentive stock options), but not later than the original expiration date.
Retirement. Upon the Retirement of an officer, the officer’s options or SSARs will continue to vest in accordance with their normal vesting schedules, and they will remain exercisable until the original expiration date; provided, however, that for SSARs issued after May 2008, upon Retirement, any unvested SSARs will be forfeited. However, options and SSARs held by retired employees who engage in activities inconsistent with Retirement may be subject to termination by the Company. For purposes of awards other than SSARs issued after May 2008, Retirement is defined as the permanent withdrawal from regular, active business activities at or after age 60. Part time employment, consulting, passive activities such as management of personal investments, and other activities approved by the Company are permitted. For SSARs issued after May 2008, Retirement is defined as the resignation of the participant’s employment, other than because of disability, after the participant reaches an age which, when added to the number of the participant’s full years of employment, equals at least 65.
Restricted Stock
     Restricted stock awards, which have been granted only since 2006, are treated as follows on termination of the officer’s employment:
•	If the officer’s employment terminates for Cause or for any other reason except death, disability or Retirement, the unvested shares are cancelled without any payment to the officer;

•	In the event of the officer’s death or disability, all unvested shares immediately vest; and

•	In the event of the officer’s Retirement, unvested shares continue to vest in the normal course; provided, however, that for restricted stock awards granted after May 2008, all unvested shares are forfeited if the officer’s employment terminates for any reason other than a Change in Control or the officer’s death or disability.
These terms have the same definitions as in the stock options and SSAR awards.
Performance Shares
     Performance share awards, which have been granted only since 2006, are treated as follows on termination of the officer’s employment:
•	If the officer’s employment terminates for Cause or the officer voluntarily resigns, the award is cancelled without any payment to the officer; and

•	If the officer’s employment terminates without Cause or in the event of the officer’s death, disability or Retirement, the award continues for its normal term, but the size of the award is pro rated based on the number of years elapsed during the performance period.
Capitalized terms have the same definitions as in the stock options and SSAR awards.
Change In Control
     Except as noted below in the case of restricted stock and performance shares, the NEOs are not entitled to any payment solely because of a Change in Control of the Company. However, if the officer’s employment is terminated after a Change in Control as per the severance and noncompetition agreement, the amount received may be higher than it would have been if the Change in Control had not occurred.
     As specified in the executive officer’s severance and noncompetition agreements, a “Change in Control” of the Company is defined as the consummation of a transaction resulting in a change in the ownership or effective control of the Company or ownership of a substantial portion of the assets of the Company within the meaning of Internal Revenue Code Section 409A. For purposes of the Company’s other awards and benefits, a “Change in Control” of the Company is defined as:
•	The triggering of the 2001 Rights Agreement or if the Rights Agreement is no longer in effect, if any person acquires at least 50% of the Company’s voting stock without the prior approval of the Board;

•	The approval by the Board of any merger or other transaction as a result of which either the Company would not be the surviving corporation, or its shareholders would not own at least a majority of its voting power in substantially the same proportions as before the transaction, or its common stock would be converted into cash or securities not having substantially the same proportionate voting power as before the transaction;

•	Any tender offer for 20% or more of the Company’s common stock, if the person making the tender offer could own 50% or more of the common stock when the tender offer terminates; or

•	Any change in a majority of the Board of Directors within any 24-month period, unless the new directors were approved by a majority of the directors who were on the Board at the beginning of the period.
     In addition, under the Executive Bonus Program and outstanding equity awards, the approval by Spartech’s shareholders of the Company’s liquidation or the sale of substantially all its assets also constitutes a Change in Control.
     In the event of a Change in Control of the Company:
•	All accounts under the Deferred Compensation Plan would become fully vested, and would no longer be subject to forfeiture of the Company’s contributions. However, no payment would be made until the participant’s employment terminates, at which time the reason for the termination would determine whether, and to what extent, the account is payable to the participant.
•	All unvested stock options would become fully vested, allowing immediate exercise of the options. However, the option holder would still be required to exercise the option at a time of his or her choosing prior to its expiration or termination, and would still be subject to the same restrictions and risks as would apply in the absence of a Change in Control.

•	All restricted stock would immediately vest and would be delivered to the holder free from future service or other restrictions.

•	The performance period for outstanding performance shares would immediately end, and the award would be paid out based on the degree to which the performance criteria specified in each award have been satisfied at that time, which may result in a greater or lesser payout than if the Change in Control had not occurred.
     In addition, the Severance and Noncompetition Agreements for Messrs. Odaniell, Martin, Ploeger, Marcum and Ms. Mann provide that in the event of the termination of their employment by the Company without Cause within 24 months after a Change in Control, they would receive an additional six months’ base salary as severance.
Estimated Amounts Payable
     The tables below reflect the amount of compensation payable to each of the Company’s NEOs in the event of termination of the executive’s employment for various reasons and in the event of a Change in Control of the Company, as described above.
     The payments and amounts shown assume termination or a Change in Control as of October 31, 2009, the last day of the Company’s 2009 fiscal year, and in the case of stock-related compensation are valued based on the closing price of the Company’s stock on October 30, 2009, the last trading day before that date, which was $9.57 per share. However, the actual amounts to be paid out would be determinable only at the time of each executive officer’s termination. None of the NEOs were eligible to retire as of October 31, 2009.
     Payments that would be made to a NEO under benefit plans or employment terms generally available to other salaried employees similarly situated, such as group life or disability insurance and payment of accrued vacation, are not included below.
Myles S. Odaniell

	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by	“Cause,” or		Consideration
	without “Good	the Company for	Resignation for	Death or	Payable upon a
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability	Change in Control
Severance and Noncompetition Agreement	None	None	$1,649,125 (1)	None	None
Deferred Compensation Plan	$8,099	None	$8,099	$40,494	None (2)
Stock Options and SSARs	None	None	None	$590,948	$590,948
Restricted Stock Awards	None	None	None	$780,051	$780,051
Performance Share Awards	None	None	$0 (3)	$0 (3)	$347,104 (4)

Total	$8,099	None	$1,657,224 (1)	$1,411,492	$1,718,102

Randy C. Martin

	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by the	“Cause,” or		Consideration
	without “Good	Company for	Resignation for	Death or	Payable upon a
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability	Change in Control
Severance and Noncompetition Agreement	None	None	$437,335 (1)	None	None
Deferred Compensation Plan	$163,270	None	$163,270	$236,098	None (2)
Stock Options and SSARs	None	None	None	$196,983	$196,983

	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by the	“Cause,” or		Consideration
	without “Good	Company for	Resignation for	Death or	Payable upon a
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability	Change in Control
Restricted Stock Awards	None	None	None	$308,154	$308,154
Performance Share Awards	None	None	$0 (3)	$0 (3)	$115,701 (4)

Total	$163,270	None	$600,605 (1)	$741,235	$620,838

Steven J. Ploeger

	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by	“Cause,” or		Consideration
	without “Good	the Company for	Resignation for	Death or	Payable upon a
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability	Change in Control
Severance and Noncompetition Agreement	None	None	$429,712 (1)	None	None
Deferred Compensation Plan	$152,751	None	$152,751	$226,074	None (2)
Stock Options and SSARs	None	None	None	$196,983	$196,983
Restricted Stock Awards	None	None	None	$307,197	$307,197
Performance Share Awards	None	None	$0 (3)	$0 (3)	$115,701 (4)

Total	$152,751	None	$582,463 (1)	$730,254	$619,881

Michael L. Marcum

	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by	“Cause,” or		Consideration
	without “Good	the Company for	Resignation for	Death or	Payable upon a
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability	Change in Control
Severance and Noncompetition Agreement	None	None	$360,685 (1)	None	None
Deferred Compensation Plan	$29,918	None	$29,918	$74,795	None (2)
Stock Options and SSARs	None	None	None	$131,827	$131,827
Restricted Stock Awards	None	None	None	$198,147	$198,147
Performance Share Awards	None	None	$0 (3)	$0 (3)	$77,431 (4)

Total	$29,918	None	$390,603 (1)	$404,769	$407,405

Janet E. Mann

Consideration Payable upon Termination of Employment Due to:
Termination by the
	Voluntary		Company without
	Resignation	Termination by the	“Cause,” or		Consideration
	without “Good	Company for	Resignation for	Death or	Payable upon a
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability	Change in Control
Severance and Noncompetition Agreement	None	None	$320,774 (1)	None	None

	Consideration Payable upon Termination of Employment Due to:
			Termination by the
	Voluntary		Company without
	Resignation	Termination by the	“Cause,” or		Consideration
	without “Good	Company for	Resignation for	Death or	Payable upon a
Plan or Agreement	Reason”	“Cause”	“Good Reason”	Disability	Change in Control
Deferred Compensation Plan	$4,356	None	$4,356	$21,782	None (2)
Stock Options and SSARs	None	None	None	$112,735	$112,735
Restricted Stock Awards	None	None	None	$158,479	$158,479
Performance Share Awards	None	None	$0 (3)	$0 (3)	$66,217 (4)

Total	$4,356	None	$325,130 (1)	$292,996	$337,431

Notes to Estimated Amounts Payable Tables:

(1)	If termination is within 24 months of a Change in Control, Mr. Odaniell would receive an additional twelve months’ base salary or an additional $650,000 and Mr. Martin, Mr. Ploeger, Mr. Marcum and Ms. Mann would receive an additional six months’ base salary, or an additional $178,000, $178,000, $145,000, and $137,500, respectively. In the case of the CEO, an additional one-half times his average annual bonus for the preceding three fiscal years (or such shorter period of time as he was employed) would be paid upon a Change in Control.

(2)	Although a Change in Control results in 100% vesting, there is no payout unless employment terminates.

(3)	Represents the value of a pro rata portion of the awards, based on the portion of the performance periods completed as of October 31, 2009; however, because the awards would continue for the remainder of the original three year performance periods, the actual payout value would be determinable only at the end of the three-year performance periods.

(4)	Represents the actual value as if the performance period had ended on October 31, 2009; in the event of a Change in Control, the performance period would end and the awards would be paid out.
Post-Employment Restrictions
     Certain awards and agreements include express obligations of confidentiality and/or other restrictions after employment ceases, as follows:
     Severance and Noncompetition Agreements. These agreements prohibit competing with the Company or soliciting its employees for one year after termination of employment.
     Deferred Compensation Plan. In addition to an express confidentiality covenant, this Plan prohibits competing with the Company or soliciting its employees for six months after termination of employment.
     Stock Options and SSARs. If within one year after leaving the Company the holder of an option or SSAR either competes with the Company, solicits the Company’s employees, discloses the Company’s confidential information, or engages in other activities deemed detrimental to the Company as specified in the award agreement, the Company has the right to cancel any unexercised portion of the award and to repurchase any shares issued within the past year pursuant to exercise of the award, at the exercise or base price.

SECURITY OWNERSHIP
     The following table identifies the aggregate shares of common stock beneficially owned as of December 31, 2009 by each director and each NEO, by the executive officers and directors as a group, and by each person known to the Company to be the beneficial owner of more than 5% of the 30,717,582 shares of common stock outstanding as of that date. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

	Number of		Percentage of
	Common Shares		Common Shares
	Beneficially Owned (1)		Beneficially Owned
Directors and NEOs:
Ralph B. Andy	440,745	(2)	1.4%
Myles S. Odaniell	312,128	(3)	1.0%
Randy C. Martin	301,776	(3)	1.0%
Steven J. Ploeger	218,744	(3)	*
Michael L. Marcum	80,845	(3)	*
Janet E. Mann	49,874	(3)	*
Craig A. Wolfanger	47,302	(3)	*
Jackson W. Robinson	46,723	(3)	*
Lloyd E. Campbell	45,564	(3)	*
Pamela F. Lenehan	40,602	(4)	*
Walter J. Klein	30,702	(3)	*
Edward J. Dineen	11,602	(3)	*
Victoria M. Holt	8,602	(3)	*

All directors and executive officers as a group (13 persons)	1,635,209	(2)(3)(4)	5.2%

Other beneficial owners in excess of 5% of the common shares outstanding:

FMR LLC	4,164,439	(5)	13.6%
82 Devonshire Street Boston, MA 02109

Dimensional Fund Advisors LP	2,534,244	(6)	8.3%
Palisades West, Building One 6300 Bee Cave Road, Austin, Texas, 78746

Reed Conner & Birdwell, LLC	1,754,422	(7)	5.7%
11111 Santa Monica Boulevard, Suite 1700 Los Angeles, CA 90025

Barclays Global Investors, NA	1,729,089	(8)	5.6%
400 Howard Street San Francisco, CA 94105

Notes To Security Ownership Table:

*	Less than 1%.

(1)	Includes shares of time-vested restricted stock, and includes shares issuable upon exercise of currently exercisable options and SSARs as noted in the following note.

(2)	Includes 15,000 shares issuable upon exercise of currently exercisable options, and 350,261 shares owned by RBA Partners, L.P. Mr. Andy is the sole shareholder of RBA Investments, Inc., which is a 0.1% general partner of RBA Partners, L.P. As such, Mr. Andy, through RBA Investments, Inc. has investment and voting power over the shares owned by RBA Partners, L.P.

(3)	Includes shares issuable upon exercise of currently exercisable options and SSARs, as follows: Mr. Odaniell, 82,113; Mr. Martin, 216,763; Mr. Ploeger, 142,988; Mr. Marcum, 23,556; Ms. Mann, 9,040; Mr. Wolfanger,

30,000; Mr. Robinson, 15,000; Mr. Campbell, 15,000; Mr. Klein, 15,000; and all directors and executive officers as a group, 564,460.

(4)	Includes 5,000 shares held by the spouse of Ms. Lenehan over which she shares investment power.

(5)	Based on FMR LLC’s latest Schedule 13G/A filing with the Securities and Exchange Commission on February 17, 2009. FMR LLC had beneficial ownership of and sole dispositive power with respect to 4,164,439 shares of common stock. FMR LLC had sole power to vote 907,800 shares and shared voting or dispositive power for none of the shares. FMR LLC’s Schedule 13G/A includes shares beneficially owned by Edward C. Johnson 3rd (4,164,439 shares), Fidelity Management & Research Company (3,193,439 shares), Fidelity Small Cap Value Fund (1,583,102 shares), Pyramis Global Advisors Trust Company (893,800 shares), Pyramis Global Advisors, LLC (71,800 shares), and FIL Limited (5,400 shares). FMR and FIL Limited are of the view that they are not acting as a “group” for purposes of Section 13(d) and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation.

(6)	Based on Dimensional Fund Advisors LP’s latest Schedule 13G/A filing with the Securities and Exchange Commission on February 9, 2009. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities that are owned by the funds and group trusts and separate accounts it advises (“funds”), and may be deemed to be the beneficial owner of the shares held by these funds. However, all securities reported in its Schedule 13G/A are owned by the funds.

(7)	Based on Reed Conner & Birdwell, LLC’s latest Schedule 13G/A filing with the Securities and Exchange Commission on February 13, 2009. Reed Conner & Birdwell, LLC’s Schedule 13G/A includes shares beneficially owned by Donn B. Conner, President & CEO (1,754,422 shares), and Jeff Bronchick, CIO (1,754,422 shares).

(8)	Based on Barclays Global Investors, NA’s latest Schedule 13G/A filing with the Securities and Exchange Commission on February 5, 2009. Barclays Global Investors, NA had beneficial ownership of and sole dispositive power with respect to 939,977 shares of common stock. Barclays Global Investors, NA had sole power to vote 843,621 shares and shared voting or dispositive power for none of the shares. Barclays Global Fund Advisors also reported beneficial ownership of 789,112 shares, as to which it had sole voting and dispositive power.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.
     To the Company’s knowledge, based solely on review of the copies of such reports filed with the SEC and written representations from its directors and executive officers that no other reports were required, its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them on a timely basis during our 2009 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth certain information as of October 31, 2009 regarding the Company’s 2004 Equity Compensation Plan:

Number of securities
remaining available for
	Number of securities to be		future issuance under
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	2,056,000	$16.20	3,039,857 (1)
Equity compensation plans not approved by security holders	None	None	None
Total	2,056,000	$16.20	3,039,857 (1)

(1)	The maximum amount of common stock for which equity awards may be granted under the Company’s 2004 Equity Compensation Plan is 5,500,000 shares. The Plan prohibits the Company from repricing any options granted under the Plan. No equity awards may be granted under the Plan after December 31, 2012. In the event of any stock split, reverse stock split or stock dividend in excess of 5%, or any other recapitalization, combination or exchange affecting the common stock generally, the number and kind of shares available for issuance under the Plan would be appropriately and automatically adjusted.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors unanimously recommends a vote
FOR this proposal (Item 2 on the Proxy Card).
     The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010. The Audit Committee proposes that the shareholders ratify the selection at this Annual Meeting. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and the Board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Further, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of shareholders and the Company.
     Ernst & Young LLP has served as the Company’s independent auditors since fiscal 2002. The Company has had no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.
     Ernst & Young LLP has advised the Company that its representatives will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     During fiscal 2008 and 2009, the Company’s principal auditor, Ernst & Young LLP, provided services in the following categories for the following fees:

	2008	2009
Audit Fees	$1,141,839	$1,031,962
Audit-Related Fees	$39,075	$286,099
Tax Fees	$234,957	$327,085
All Other Fees	$—	$—
     Audit Fees primarily related to work performed in connection with the audit of the Company’s annual financial statements, the effectiveness of the Company’s internal control over financial reporting and reviews of Forms 10-Q and 10-K. Audit-Related Fees related only to work performed in connection with the audit of employee benefit plans and acquisition due diligence. Tax Fees related to work performed in connection with tax planning and compliance services.
     The Audit Committee approved in advance all services provided by Ernst & Young, LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which is posted in the Investor Relations/Corporate Governance section of the Company’s website, www.spartech.com.
AUDIT COMMITTEE REPORT
     The Company’s management has the primary responsibility for its financial reporting process, including its systems of internal controls, for the financial statements resulting from that process, and for the public reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
     Each member of the Audit Committee is an independent director as determined by our Board of Directors, based on the New York Stock Exchange listing rules and the Company’s independence guidelines. Each member of the committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees. In addition, our Board of Directors has determined that the Audit Committee’s Chair, Walter J. Klein, is an “audit committee financial expert” as defined by SEC rules.
     The Audit Committee retains the independent registered public accounting firm and oversees the Company’s financial reporting process and the audit on behalf of the Board of Directors.
     In fulfilling our oversight responsibilities for 2009, the Audit Committee:
•	Retained Ernst & Young LLP to perform the fiscal 2009 audit.

•	Reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended October 31, 2009 as well as the quarterly unaudited financial statements.

•	Reviewed and discussed with management the quality and the acceptability of the Company’s financial reporting, internal controls and such other matters as are required to be discussed with the Committee under auditing standards of the Public Company Accounting Oversight Board (United States).

•	Discussed with Ernst & Young LLP and the Company’s internal auditors the overall scope and plans for their respective audits as well as the results of their examinations and their evaluations of the Company’s internal controls.

•	Reviewed with Ernst & Young LLP their judgments as to the quality and the acceptability of the Company’s financial reporting.

•	Met with Ernst & Young LLP and the Company’s internal auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal accounting controls.

•	Reviewed significant audit findings by Ernst & Young LLP and by the Company’s internal auditors, together with management’s responses.

•	Received from Ernst & Young LLP, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board, and discussed with Ernst & Young LLP the auditors’ independence from management and the Company, including the impact of permitted non-audit-related services approved by the Committee to be performed by Ernst & Young LLP. The committee also concluded that Ernst & Young LLP’s provision of audit and non-audit services to Spartech and its affiliates is compatible with Ernst & Young’s independence.

•	Discussed with Ernst & Young LLP and management such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as currently in effect and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and other auditing standards generally accepted in the United States, the corporate governance standards of the New York Stock Exchange, and the Audit Committee’s Charter.
     Based on the above reviews and discussions, we recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2009 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

/s/ Walter J. Klein	/s/ Lloyd E. Campbell	/s/ Craig A. Wolfanger
Walter J. Klein (Chair)	Lloyd E. Campbell	Craig A. Wolfanger

PROPOSALS OF SHAREHOLDERS
     Proposals Included in Proxy Statement
     Proposals of shareholders that are intended to be presented by such shareowners at the 2011 Annual Meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than 5:00 p.m., Central Time, October 6, 2010, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.
     Proposals Not Included in the Proxy Statement
     If a shareholder wishes to present a proposal at the 2011 Annual Meeting or to nominate one or more directors and the proposal is not intended to be included in the proxy statement relating to that meeting, the shareholder must give advance written notice to the Company prior to the deadline for such meeting determined in accordance with the Bylaws. In general, the Bylaws provide that such notice should be addressed to the Secretary and be received at the Company’s principal executive offices no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except in certain circumstances. For purposes of the 2011 Annual Meeting, such notice must be received not later than December 11, 2010 and not earlier than November 12, 2010. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. The Bylaws set out specific requirements that such shareholders and written notices must satisfy. Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the shareholder and beneficial owner, if any. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters.
     The Bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:
•	complete and return a written questionnaire with respect to the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:
o	is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

o	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

o	would be in compliance if elected as a director and will comply with all of the Company’s applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.
     Copies of those requirements will be forwarded to any shareholder upon written request.
     Electronic Access to Proxy Materials and Annual Report
     Shareholders may view this proxy statement and the 2009 Annual Report to Shareholders over the Internet by accessing the Company’s website at http://www.spartech.com and clicking on the “Investor Relations” tab. Information on such website does not constitute part of this proxy statement.
     Other Information
     The Board of Directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend, unless, prior to the meeting, the Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.
     Shareholders are urged to sign, date, and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Your cooperation is appreciated.
By Order of the Board of Directors

/s/ Rosemary L. Klein
Rosemary L. Klein
February 3, 2010	Senior Vice President,
General Counsel and
Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

SPARTECH CORPORATION

66881

INTERNET
http://www.proxyvoting.com/seh
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼ FOLD AND DETACH HERE ▼

The Board of Directors recommends a vote “FOR” each of the proposals	Please mark your votes as indicated in this example	☒
ITEM 1. Election of Directors.
Nominees:

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.1	Edward J. Dineen	☐	☐	☐	1.4	Pamela F. Lenehan	☐	☐	☐
1.2	Victoria M. Holt	☐	☐	☐	1.5	Myles S. Odaniell	☐	☐	☐
1.3	Walter J. Klein	☐	☐	☐	1.6	Craig A. Wolfanger	☐	☐	☐

		FOR	AGAINST	ABSTAIN
ITEM 2.	Ratification of selection of Independent Registered Public Accounting Firm.	☐	☐	☐

ITEM 3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein.
YOUR VOTE IS IMPORTANT TO US.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY
CARD AND RETURN IT PROMPTLY IN THE
ACCOMPANYING ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Spartech Corporation account online.
Access your Spartech Corporation account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Spartech Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

SPARTECH CORPORATION PROXY
2010 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Myles S. Odaniell, Rosemary L. Klein and Randy C. Martin, and each of them, with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Spartech Corporation (“the Company”) to be held at the Saint Louis Club, 7701 Forsyth Blvd., 16th Floor, St. Louis, Missouri 63105 on Thursday, March 11, 2010, commencing at 8 a.m. CST, and at any and all adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated January 15, 2010.
     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2, AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
66881